CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.31

LICENSE AGREEMENT

BY AND BETWEEN

BIOCRYST PHARMACEUTICALS, INC.

AND

CLEARSIDE BIOMEDICAL, INC.

November 1, 2023

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Table of Contents

Page

Article 1 DEFINITIONS		1
Article 2 LICENSES AND RELATED GRANTS OF RIGHTS		16
2.1	License Grant	16
2.2	[***]
2.3	Sublicenses	16
2.4	Subcontracting	16
2.5	Transfer of Know-How	16
2.6	Exclusivity Covenants.	17
Article 3 DEVELOPMENT, COMMERCIALIZATION AND MANUFACTURE OF COVERED PRODUCT		17
3.1	Diligence	17
3.2	Development	18
3.3	Governance.	21
3.4	Commercialization and Manufacture of Covered Product	22
3.5	Booking of Sales; Distribution	22
3.6	Progress Reports	22
Article 4 MANUFACTURE AND SUPPLY OF CLEARSIDE DEVICES		22
4.1	General Obligation; Continuity of Supply.	22
4.2	Preclinical and Clinical Manufacture and Supply of Clearside Devices.	23
4.3	Commercial Manufacture and Supply of Clearside Devices	25
4.4	GMP	25
Article 5 PAYMENTS TO CLEARSIDE		26

-i-

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

5.1	Upfront Fee	26
5.2	Development and Regulatory Milestone Payments.	26
5.3	Commercial Milestones	27
5.4	Royalties.	27
5.5	Royalty Payments and Reports	29
5.6	Invoices	30
5.7	Currency; Payment Instructions; Late Payments; Offsets	30
5.8	Taxes.	30
5.9	Financial Records.	31
5.10	Audit.	31
5.11	Audit Dispute	32
5.12	Confidentiality	32
Article 6 PATENT MATTERS; OWNERSHIP OF INTELLECTUAL PROPERTY		32
6.1	Filing, Prosecution and Maintenance of Patent Rights	32
6.2	Enforcement and Defense of Patent Rights	34
6.3	Defense of Third Party Claims.	36
6.4	Patent Term Extension and Supplementary Protection Certificate	37
6.5	Ownership of Intellectual Property.	37
6.6	Patent Listings	38
Article 7 CONFIDENTIALITY		39
7.1	Protection of Confidential Information	39
7.2	Certain Permitted Disclosures.	39
7.3	Securities Law Filings and Other Disclosures	40
7.4	Publications	40

-ii-

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

7.5	Public Announcements	41
7.6	Return of Confidential Information	41
Article 8 REPRESENTATIONS AND WARRANTIES		41
8.1	Mutual Representations and Warranties	41
8.2	Representations and Warranties of Clearside	42
8.3	Additional Covenants.	44
8.4	Debarment	45
8.5	[***]	45
8.6	Disclaimer	45
Article 9 TERM AND TERMINATION		46
9.1	Term	46
9.2	Termination.	46
9.3	Consequences of Termination.	48
9.4	Remedies	49
9.5	Survival of Certain Obligations.	49
Article 10 LIMITATION ON LIABILITY, INDEMNIFICATION AND INSURANCE		50
10.1	No Consequential Damages	50
10.2	Indemnification by BioCryst	50
10.3	Indemnification by Clearside	51
10.4	Procedure.	51
10.5	Insurance	52
Article 11 MISCELLANEOUS		52
11.1	Assignment	52
11.2	Rights in Bankruptcy	52

-iii-

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

11.3	Further Actions	53
11.4	Force Majeure	53
11.5	Notices	53
11.6	Amendment	54
11.7	Waiver	54
11.8	Severability	54
11.9	Headings	54
11.10	Governing Law	54
11.11	Dispute Resolution	55
11.12	Compliance with Laws	55
11.13	Entire Agreement	55
11.14	Independent Contractors	56
11.15	Cumulative Rights	56
11.16	Counterparts	56
11.17	Interpretation	56
11.18	Expenses	56
11.19	No Third Party Rights or Obligations	56

-iv-

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is entered into as of November 1, 2023 (the “Effective Date”), by and between Clearside Biomedical, Inc., a Delaware corporation with a place of business at 900 North Point Parkway, Suite 200, Alpharetta, Georgia 30004 (“Clearside”) and BioCryst Pharmaceuticals, Inc., a Delaware corporation with a place of business at 4505 Emperor Blvd., Suite 200, Durham NC 27703 (“BioCryst”). Clearside and BioCryst may each be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, BioCryst is engaged in the research, development and commercialization of pharmaceutical products for the treatment of various diseases and conditions, including diseases and conditions of the eye;

WHEREAS, Clearside has developed and owns or controls rights to a minimally invasive device that is capable of delivering therapy to specific portions of the eye (as further defined below, a “Clearside Device”);

WHEREAS, BioCryst and Clearside have entered into that certain Technology and Access Agreement dated as of August 11, 2022, as amended and restated by the Restated and Amended Technology Access Agreement dated as of July 12, 2023, pursuant to which Clearside has granted certain rights to BioCryst to evaluate the use of a Clearside Device in connection with BioCryst’s products (the “Technology Access Agreement”); and

WHEREAS, as contemplated by the Technology Access Agreement, BioCryst and Clearside are entering into this Agreement to provide BioCryst with certain rights to develop and commercialize products that are administered to the patient using a Clearside Device.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Article 1
DEFINITIONS

When used in this Agreement, the following capitalized terms have the meanings set forth in this Article 1 (Definitions).

1.1 “AAA” is defined in Section 11.11 (Dispute Resolution).

1.2 “Acquirer” means, collectively, with respect to a Party: (a) any Third Party that, after the closing of a Change of Control, controls (within the meaning set forth in the definition of Affiliate) such Party; and (b) such Third Party’s Affiliates existing immediately prior to the closing of such Change of Control.

1.3 “Accounting Standards” means, with respect to a Party, that such Party shall maintain records and books of accounts in accordance with (a) United States Generally Accepted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Accounting Principles, or (b) to the extent applicable, International Financial Reporting Standards as issued by the International Accounting Standards Board, in each case, consistently applied.

1.4 “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or, is under common control with such Person for so long as such Person controls, is controlled by, or is under common control with such first Person. As used in this definition, the term “control” will mean, as to any Person, (a) direct or indirect ownership of more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting interests or other ownership interests in the Person in question; or (b) possession, directly or indirectly, of the power to generally direct or cause the direction of management or policies of the Person in question (whether through ownership of securities or other ownership interests, by contract or otherwise).

1.5 “Agreement” is defined in the introduction to this Agreement.

1.6 “Alternative Manufacturer Election” is defined in Section 4.2(e) (Supply Failure).

1.7 “Applicable Law” means any law or statute, any rule or regulation (including written governmental interpretations thereof, the guidance related thereto, or the application thereof) issued by a Governmental Authority or Regulatory Authority and any judicial, governmental, or administrative order, judgment, decree, or ruling, in each case as applicable to the subject matter and the parties at issue.

1.8 “Audit Arbitrator” is defined in Section 5.11 (Audit Dispute).

1.9 “BioCryst” is defined in the introduction to this Agreement.

1.10 “BioCryst Compound” means BioCryst’s proprietary plasma kallikrein inhibitor known as BCX-4161 or avoralstat, in any dosage strength, form or formulation thereof.

1.11 “BioCryst Indemnified Party” is defined in Section 10.3 (Indemnification by Clearside).

1.12 “Breaching Party” is defined in Section 9.2(a) (Material Breach).

1.13 “BioCryst Patent Application” means [***] and any related Patent Rights.

1.14 “Business Day” will mean any day other than a Saturday, Sunday, or United States federal holiday.

1.15 “Calendar Half” means any of the respective periods of two (2) consecutive Calendar Quarters of any Calendar Year, except that the first Calendar Half of the Term will commence on the Effective Date and the last Calendar Half will end on the last day of the Term.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.16 “Calendar Quarter” means any of the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31 of any Calendar Year, except that the first Calendar Quarter of the Term will commence on the Effective Date and the last Calendar Quarter will end on the last day of the Term.

1.17 “Calendar Year” means (a) for the first Calendar Year during the Term, the period commencing on the Effective Date and ending on December 31 of the year during which the Effective Date occurs, (b) for the last Calendar Year, the period commencing on January 1 of the last year of the Term, and ending on the last day of the Term, and (c) each interim period of twelve (12) months commencing on January 1 and ending on December 31.

1.18 “Change of Control” means, with respect to a Party, (a) a merger, reorganization or consolidation of such Party with or into a Third Party which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity or the ultimate parent of the surviving entity immediately after such merger, reorganization or consolidation, (b) a Third Party becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party other than as a result of a bona fide financing transaction of such Party or (c) the sale or other transfer to a Third Party (in one (1) transaction or a series of related transactions) of all or substantially all of such Party’s business or assets to which this Agreement relates.

1.19 “Clearside” is defined in the introduction to this Agreement.

1.20 “Clearside Device” means a drug delivery device for delivery of therapeutic agents (including the BioCryst Compound) to the suprachoroidal space of the eye [***].

1.21 “Clearside Device Specifications” is defined in Section 4.2(a)(i).

1.22 “Clearside DMF” means Clearside’s device master file number [***].

1.23 “Clearside Indemnified Party” is defined in Section 10.2 (Indemnification by BioCryst).

1.24 “Clearside Inventions” is defined in Section 6.5(b)(ii) (Clearside Solely-Owned IP).

1.25 “Clearside Know-How” means all Know-How that (a) is Controlled by Clearside or any of its Affiliates as of the Effective Date or becomes Controlled by Clearside or any of its Affiliates during the Term and (b) is necessary or useful for the Exploitation of a Clearside Device or administration of the BioCryst Compound using a Clearside Device. Without limiting the foregoing, Clearside Know-How includes Know-How relating to administration of any biological molecule, compound or other active ingredient or biologically active substance using a Clearside Device, and design of pre-clinical and clinical studies to test the safety and efficacy of a Clearside Device.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.26 “Clearside Manufacturing Know-How” has the meaning set forth in Section 2.5 (Transfer of Know-How).

1.27 “Clearside Patent Rights” means (a) those Patent Rights Controlled by Clearside or any of its Affiliates as of the Effective Date and (b) any Patent Rights that become Controlled by Clearside or any of its Affiliates during the Term, in each case of (a) and (b), that Cover the Exploitation of the Covered Product. The Clearside Patent Rights existing as of the Effective Date include the Patent Rights identified in Exhibit 1.27 (Clearside Patent Rights).

1.28 “Clearside Technology” means the Clearside Patent Rights and the Clearside Know-How.

1.29 “Continuation Notice” is defined in Section 9.2(e)(i).

1.30 “Cost of Goods Sold” or “COGS” means, with respect to a particular Clearside Device, the reasonable internal and Out-of-Pocket Costs of Clearside or any of its Affiliates incurred in Manufacturing such Clearside Device, including:

(a) to the extent that a Clearside Device is Manufactured by Clearside or any of its Affiliates, direct material and direct labor costs, logistics costs, plus manufacturing overhead directly attributable only to such Clearside Device (including quality assurance and quality control activities, sales, excise or other taxes imposed thereon, customs duties, import, export and other charges levied by Government Authorities, all costs of shipping and insuring such materials, facility start-up costs, directly incurred manufacturing variances, warehousing costs, costs to maintain inventory and a reasonable allocation of related manufacturing administrative and facilities costs (including depreciation)), all determined in accordance with the books and records of Clearside or its applicable Affiliate(s) maintained in accordance with Accounting Standards, consistently applied; and

(b) to the extent that a Clearside Device is Manufactured for Clearside by a Third Party manufacturer for provision by Clearside to BioCryst (or any of its Affiliates, subcontractors, or Sublicensees), the Out-of-Pocket Costs paid by Clearside or any of its Affiliates to the Third Party for the Manufacture of such Clearside Device, plus all reasonably allocated costs of Clearside and its Affiliates as described in the foregoing clause (a) incurred in managing or overseeing the sourcing of such Clearside Device from such Third Party, determined in accordance with the books and records of Clearside or its applicable Affiliate(s) maintained in accordance with Accounting Standards, consistently applied.

1.31 “Commercial Milestone” is defined in Section 5.3 (Commercial Milestones).

1.32 “Commercial Milestone Payment” is defined in Section 5.3 (Commercial Milestones).

1.33 “Commercial Supply Agreement” is defined in Section 4.3 (Commercial Manufacture and Supply of Clearside Devices).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.34 “Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of or sale of a product, including activities related to marketing, promoting, detailing, distributing, importing and exporting such product, and interacting with Regulatory Authorities regarding any of the foregoing. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.35 “Commercially Reasonable Efforts” means[***].

1.36 “Competing Activities” means any activities that, if conducted by a Party or any of its Affiliates, would constitute a breach of Section 2.6(a)(i) (Clearside Obligations) or Section 2.6(b) (BioCryst Obligations), in each case, without consideration of Section 2.6(c) (Exceptions).

1.37 [***]

1.38 [***]

1.39 “Confidential Dispute Information” is defined in Section 11.11 (Dispute Resolution).

1.40 “Confidential Information” of a Party means all Know-How or other proprietary information and materials (whether or not patentable) regarding such Party’s technology, products, business or objectives, that is communicated in any way or form by the Disclosing Party to the Receiving Party, either prior to the Effective Date pursuant to the Confidentiality Agreement, Material Transfer Agreement or Technology Access Agreement, or after the Effective Date of this Agreement, and whether or not such Know-How or other non-public or confidential information is identified as confidential at the time of disclosure. “Confidential Information” does not include information that:

(a) was in the lawful knowledge and possession of the Receiving Party or its Affiliates prior to the time it was disclosed to the Receiving Party or its Affiliates, or was otherwise developed independently by the Receiving Party or its Affiliates, in each case, as evidenced by written records kept in the ordinary course of business, or other documentary proof of the Receiving Party or its Affiliates;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party or its Affiliates;

(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party or its Affiliates in breach of this Agreement; or

(d) was disclosed to the Receiving Party or its Affiliates, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party or its Affiliates not to disclose such information to others.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.41 “Confidentiality Agreement” means the Mutual Confidentiality Agreement, by and between Clearside and BioCryst, dated January 5, 2021.

1.42 “Control” or “Controlled” means, with respect to any item of information, including Know-How, or with respect to any Intellectual Property, the possession (whether by ownership interest or license, other than pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party access to or a license under such item or right, as provided herein, without violating the terms of any agreement or other arrangements with any Third Party. Notwithstanding anything to the contrary under this Agreement, with respect to any Third Party that becomes an Affiliate of Clearside after the Effective Date (including an Acquirer), no Intellectual Property of such Third Party owned or controlled by such Third Party immediately prior to the date such Third Party becoming an Affiliate of Clearside hereunder will be deemed Controlled by Clearside by virtue of such Third Party becoming an Affiliate of Clearside unless Clearside actually uses such Intellectual Property in the Exploitation of a Clearside Device during the Term.

1.43 “Cover”, “Covering” or “Covered” means, with respect to any Intellectual Property and an activity or product, that the performance of such activity or the making, having made, using, selling, offering for sale, importing, reproducing, creating of derivative works based upon, displaying, distributing, Developing, Commercializing or otherwise Exploiting of such product would, absent a license to such Intellectual Property, infringe, violate or misappropriate such Intellectual Property in the applicable country.

1.44 “Covered Product” means the BioCryst Compound that is planned or anticipated to be administered using, or is actually administered using, a Clearside Device; provided, however, Covered Product excludes the BioCryst Compound if the BioCryst Compound is actually administered through a method other than a Clearside Device.

1.45 [***].

1.46 [***].

1.47 “Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, qualification and validation, clinical studies (including through Phase IV Clinical Trials), statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval. When used as a verb, “Develop” means to engage in Development.

1.48 “Development Milestone” means the events that trigger Development Milestone Payments as described in Section 5.2 (Development and Regulatory Milestone Payments).

1.49 “Development Milestone Payment” means the payments set forth in Section 5.2 (Development and Regulatory Milestone Payments).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.50 “Development Order” is defined in Section 4.2(a)(ii).

1.51 “Development Services” is defined in Section 3.2(d) (Development Services).

1.52 “Disclosing Party” is defined in Section 7.1 (Protection of Confidential Information).

1.53 “Distributor” means any Person(s) appointed by BioCryst or any of its Affiliates or its or their Sublicensees to distribute, market and sell the Covered Product, with or without packaging rights[***].

1.54 “Dollars” or “$” means United States Dollars.

1.55 “Drug Approval Application” means an NDA, IND or other applications or dossier filed with a Regulatory Authority for the purpose of seeking Regulatory Approval, as applicable.

1.56 “Effective Date” is defined in the introduction to this Agreement.

1.57 “EMA” means the European Medicines Agency and any successor agency thereto.

1.58 [***].

1.59 [***]

1.60 [***].

1.61 “European Major Market Countries” means France, Germany, Italy, Spain and the United Kingdom.

1.62 “Existing Supplier” is defined in Section 4.1(b) (Existing Supply).

1.63 “Existing Supply Agreements” is defined in Section 4.1(b) (Existing Supply).

1.64 “Expert” is defined in Section 9.2(e)(iii).

1.65 “Exploit” means to make, have made, use, have used, sell, offer for sale, import and otherwise exploit, including to Develop, Commercialize, hold or keep (whether for disposal or otherwise), Manufacture, export, transport, distribute, conduct medical affairs activities with respect to, promote, and market. “Exploitation” means the act of Exploiting.

1.66 “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.67 “Field” means the treatment and prevention of diabetic macular edema.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.68 “Firewall” means reasonable and practical technical and administrative safeguards established by a Party that separate activities outside of this Agreement from activities under this Agreement, including to: (a) restrict access of personnel involved in performing activities outside of this Agreement to any Confidential Information of the other Party; and (b) restrict access of personnel involved in performing activities under this Agreement to non-public plans or non-public information relating to such activities; provided, that, in each case ((a) and (b)), senior management personnel may review and evaluate plans and information regarding such activities solely in connection with monitoring the progress of products, including portfolio decision-making among product opportunities. When used as a verb, “Firewall” means to establish a Firewall.

1.69 “First Commercial Sale” means, with respect to the Covered Product and a country, the first sale for monetary value for use or consumption to the end user of the Covered Product in such country after Regulatory Approval for the Covered Product has been obtained in such country. Sales prior to receipt of Regulatory Approval for the Covered Product, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” will not be construed as a First Commercial Sale.

1.70 “Forecast” is defined in Section 4.2(a)(ii).

1.71 “Foreground IP” is defined in Section 6.5(b)(i) (BioCryst Solely-Owned IP).

1.72 “Generic Product” means, with respect to the Covered Product in a country, a pharmaceutical product delivered to the suprachoroidal space of the eye using a drug delivery device (other than the Covered Product) that (a) is sold by a Third Party other than a Distributor or Sublicensee under license from BioCryst in such country, (b) is authorized for use in such country in one or more of the indications for which the Covered Product has Regulatory Approval in such country; and (c) either (i) contains the same active pharmaceutical ingredient(s) as the Covered Product or (ii) is a product approved by way of an abbreviated regulatory mechanism by the Regulatory Authority in such country that, in each case, meets the equivalency determination by the applicable Regulatory Authority (including a determination that the product is “comparable”, “interchangeable”, “bioequivalent”, “biosimilar” or other term of similar meaning, if applicable, with respect to the Covered Product).

1.73 “GMP” means the principle of good manufacturing practice in respect of medicinal products for human use and investigational medicinal products for human use as required by Applicable Law, including quality/technical arrangements required under Pharmaceutical Inspection Convention and Pharmaceutical Inspection Co-operation Scheme (PIC/S), European Commission Directive 2003/94/EC, EudraLex Volume 4 and FDA 21 CFR Parts 11, 210, 211, 600-680, 820 as well as any successor legislation, any national legislation implementing the aforesaid Directive and any relevant guidance relating thereto.

1.74 “Governmental Authority” means any court, agency, department, authority or other instrumentality of any nation, supranational body, state, county, city or other political subdivision.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.75 “Intellectual Property” means (a) Patent Rights; (b) copyrights in both published and unpublished works (including any registrations, applications and renewals for any of the foregoing) and other rights of authorship; (c) Know-How; (d) trademarks; and (e) all other intellectual property and proprietary rights throughout the world.

1.76 “IND” means (a) an investigational new drug application filed with the FDA for authorization to commence clinical studies and its equivalent in other countries or regulatory jurisdictions, such as a Clinical Trial Application and (b) all supplements and amendments that may be filed with respect to the foregoing.

1.77 “Indemnified Party” is defined in Section 10.4(a) (Notice).

1.78 “Indemnifying Party” is defined in Section 10.4(a) (Notice).

1.79 “Insolvency Proceedings” is defined in Section 9.2(d) (Termination for Insolvency).

1.80 “Invented” means with respect to Intellectual Property, Intellectual Property that: (a) with respect to patentable Intellectual Property, is “invented” as determined in accordance with US Patent law; (b) with respect to copyrightable Intellectual Property, is “authored” as determined in accordance with US copyright law; or (c) with respect to all other Intellectual Property, is first developed, created or otherwise established. “Invent” and “Invention” have correlating meanings.

1.81 “Joint Inventions” is defined in Section 6.5(b)(iii) (Jointly-Owned IP).

1.82 “Joint Patent Rights” is defined in Section 6.1(c) (Joint Patent Rights).

1.83 “Know-How” means any invention, trade secret, discovery, idea, data, information, process, method, technique, material, technology, result or other know-how, whether or not patentable.

1.84 “Knowledge” or “Knows” means [***].

1.85 “Liability” is defined in Section 10.2 (Indemnification by BioCryst).

1.86 “Major Market Countries” means [***].

1.87 [***].

1.88 “Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, formulation, filling, finishing, packaging, labeling, shipping and holding of a product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control, in each case as applicable to a therapeutic product or device. “Manufactured” shall have a corresponding meaning.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.89 “Material Safety Issue” means, with respect to a Clearside Device or the Covered Product, a Party’s good faith belief that there is an unacceptable risk for harm in humans.

1.90 “Material Transfer Agreement” means that certain Material Transfer Agreement dated as of March 30, 2018, as amended and restated by the Amended and Restated Material Transfer Agreement, effective as of March 30, 2018.

1.91 “MHRA” means, in the United Kingdom, Medicines and Healthcare products Regulatory Agency, and any successor agency thereto.

1.92 “NDA” means a New Drug Application, as defined in the U.S. Federal Food, Drug & Cosmetic Act, as amended, and applicable regulations promulgated thereunder by the FDA, or equivalent application for approval (but not including pricing and reimbursement approvals) to market a pharmaceutical product in a country or jurisdiction outside the United States.

1.93 “Net Sales” means, with respect to the Covered Product for any period, [***]:

[***].

1.94 “Non-Breaching Party” is defined in Section 9.2(a) (Material Breach).

1.95 [***].

1.96 “Notice Period” is defined in Section 9.2(a) (Material Breach).

1.97 “Out-of-Pocket Costs” means amounts paid or payable by a Party or any of its Affiliates to a Third Party that are (a) accrued in accordance with Accounting Standards, and (b) directly incurred in the conduct of activities under this Agreement, but shall not include such Party’s, or any of its Affiliates’, internal or general overhead costs or expenses.

1.98 [***]

1.99 [***].

1.100 [***].

1.101 “Party” and “Parties” is defined in the introduction to this Agreement.

1.102 “Patent Rights” means any and all (a) patents, (b) pending patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patents granted thereon, (c) all patents-of-addition, reissues, reexaminations, reviews (including inter partes reviews), and extensions or restorations by existing or future extension or restoration mechanisms, including patent term extensions, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, (e) any other form of

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

government-issued right substantially similar to any of the foregoing and (f) all United States and foreign counterparts of any of the foregoing.

1.103 “Payment” is defined in Section 5.8(a) (Taxes—General).

1.104 “Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization (whether or not having a separate legal personality), including a government or political subdivision or department or agency of a government.

1.105 “Pharmacovigilance Agreement” is defined in Section 3.2(c) (Global Safety Database).

1.106 “Phase II Clinical Trial” means a human clinical study of a product in any country that would satisfy the requirements of 21 C.F.R. 312.21(b), or a similar clinical study prescribed by the relevant Regulatory Authorities or Applicable Law in a country other than the United States.

1.107 “Phase III Clinical Trial” means a human clinical study of a product in any country that would satisfy the requirements of 21 C.F.R. 312.21(c) and that is designed or intended to (a) establish that the product is safe and efficacious for its intended use, (b) define warnings, precautions and adverse reactions that are associated with the product in the dosage range to be prescribed, and (c) support Regulatory Approval for such product.

1.108 “Phase IV Clinical Trial” means clinical studies, other clinical activities or other activities that either Party is required by the applicable Regulatory Authority or otherwise commits to perform after obtaining Regulatory Approval for a pharmaceutical product in such country.

1.109 “Prosecution and Maintenance” means, with respect to Patent Rights, the preparation, filing, prosecution, and maintenance of such Patent Rights, as well as re-examinations, reissues, appeals, and requests for patent term adjustments and patent term extensions with respect to such Patent Rights, together with the initiation or defense of interferences, oppositions, inter partes reviews, post-grant proceedings, and other similar proceedings (including any nullity, revocation, or compulsory license proceedings) with respect to such Patent Rights, and any appeals therefrom, but excluding, for clarity, any other enforcement actions taken with respect to such Patent Rights, and “Prosecute and Maintain” shall have a corresponding meaning.

1.110 “Quality Agreement” means each agreement outlining the division of roles and responsibilities between the Parties and setting forth the terms and conditions on which the Parties shall conduct their quality activities, including quality control and quality assurance, in connection with the Manufacture and supply of a Clearside Device.

1.111 “Receiving Party” is defined in Section 7.1 (Protection of Confidential Information).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.112 “Regulatory Approval” means, with respect to a country in the Territory, any and all approvals, licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market a pharmaceutical product in such country, including, where applicable, (a) pricing or reimbursement approval in such country [***].

1.113 “Regulatory Authority” means any Governmental Authorities regulating or otherwise exercising authority with respect to the Exploitation of a product in the Territory, including, without limitation, the FDA in the United States, the MHRA in the United Kingdom, and the EMA in the other European Major Market Countries.

1.114 “Regulatory Documentation” means: all (a) applications (including all Drug Approval Applications), registrations, licenses, authorizations and approvals (including Regulatory Approvals); (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto including all adverse event files and complaint files; and (c) clinical and other data contained or relied upon in any of the foregoing; in each case ((a), (b), and (c)) relating to a pharmaceutical product.

1.115 “Representatives” is defined in Section 7.2(a) (Disclosure of Confidential Information).

1.116 “Royalty Term” means, with respect to the Covered Product and each country in the Territory, the period beginning on the date of the First Commercial Sale of the Covered Product in such country and ending on the later to occur of: (a) the expiration or invalidation of the last Valid Claim of a Clearside Patent Right or Covered Product Patent Right in such country that Covers the Covered Product or the administration thereof, or (b) [***] after the date of the First Commercial Sale in the applicable country.

1.117 “Rules” is defined in Section 11.11 (Dispute Resolution).

1.118 “Safety Stock” is defined in Section 4.2(d) (Safety Stock).

1.119 “Safety Stock Price” is defined in Section 4.2(d) (Safety Stock).

1.120 “SEC” means the United States Securities and Exchange Commission.

1.121 “Services Fee” is defined in Section 3.2(d) (Development Services).

1.122 “Sublicense” is defined in Section 2.3 (Sublicenses).

1.123 “Sublicensee” means any Third Party (other than a Distributor) to whom BioCryst (or a Sublicensee or Affiliate of BioCryst) grants any rights under intellectual property rights Controlled by BioCryst to Develop, Manufacture, Commercialize or otherwise Exploit the Covered Product.

1.124 “Supply Failure” is defined in Section 4.2(e) (Supply Failure).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.125 “Supply Failure Notice” is defined in Section 4.2(e) (Supply Failure).

1.126 “Technology Access Agreement” is defined in the Recitals.

1.127 “Term” is defined in Section 9.1 (Term).

1.128 “Terminated Territory” means each country with respect to which this Agreement is terminated by BioCryst pursuant to Section 9.2(c) or, if this Agreement is terminated in its entirety, the entire Territory.

1.129 “Termination Notice” is defined in Section 9.2(a) (Material Breach).

1.130 “Territory” means the entire world, other than the Terminated Territory.

1.131 “Third Party” means any Person other than BioCryst, Clearside or their respective Affiliates.

1.132 “Third Party Infringement Claim” is defined in Section 6.3(a) (Notice).

1.133 “Third Party Claim” is defined in Section 10.4(a) (Notice).

1.134 “Third Party Manufacturer” is defined in Section 4.2(e) (Supply Failure).

1.135 “Transfer Price” means the price at which Clearside will supply Clearside Devices to BioCryst (or its Affiliates, Distributors, subcontractors, or Sublicensees), which price will be, on a Clearside Device-by-Clearside Device basis: (a) for Clearside Devices supplied to BioCryst for Development activities conducted under this Agreement, [***] percent ([***]%) of COGS for such Clearside Device; and (b) for all other supply of Clearside Devices to BioCryst (including for BioCryst’s Commercial activities, such as the sale of the Covered Product to Third Parties), [***] percent ([***]%) of COGS, subject to adjustments (up or down) to COGS for inflation and changes to device cost as further set forth in the Commercial Supply Agreement.

1.136 “Valid Claim” means (a) a claim of any issued and unexpired Patent Rights (including the term of any patent term extension, supplemental protection certificate, renewal or other extension) whose validity, enforceability or patentability has not been affected by (i) irretrievable lapse, abandonment, revocation, dedication to the public or disclaimer or (ii) a holding, finding or decision of invalidity, unenforceability or non-patentability by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, such holding, finding or decision being final and unappealable or unappealed within the time allowed for appeal; or (b) a claim of a pending Patent Rights application that was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal of the application; provided, that such prosecution has not been ongoing for more than [***] ([***]) years from its earliest priority date and provided further that if, thereafter, a patent containing such claim issues, then such claim will thereafter be considered a Valid Claim in accordance with subclause (a) above.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Article 2
LICENSES AND RELATED GRANTS OF RIGHTS

2.1 License Grant. Clearside hereby grants to BioCryst and its Affiliates an exclusive (including with regard to Clearside and its Affiliates), nontransferable (except as set forth in Section 11.1 (Assignment)), sublicensable (as set forth in Section 2.3 (Sublicenses)), right and license under the Clearside Technology, all Patent Rights and Know-How Covering Joint Inventions[***] to Exploit the Clearside Devices for use in connection with the Covered Product in the Field in the Territory; provided, however, BioCryst covenants that it will not, and it will not permit Third Parties or its Affiliates, Distributors or Sublicensees to, Manufacture the Clearside Devices except as permitted pursuant to Section 4.2(e) (Supply Failure) or the Commercial Supply Agreement.

2.2 [***]

2.3 Sublicenses. Clearside agrees that BioCryst has the right to grant sublicenses of the licenses set forth in Section 2.1 (License Grant) (each, a “Sublicense”), through multiple tiers of Sublicensees, Affiliates, or Distributors upon receipt of Clearside’s prior written consent, not to be unreasonably withheld, conditioned or delayed; provided that any such Sublicenses will be subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, BioCryst has the right to grant Sublicenses without such consent to its Affiliates, Distributors and to any contractors or commercial partners performing activities in furtherance of BioCryst’s or its Affiliates’ Exploitation of the Covered Product.

2.4 Subcontracting. Each Party will have the right to engage Affiliates and Third Party subcontractors to perform certain of its obligations under this Agreement as such Party deems appropriate, subject to the terms and conditions of this Agreement (including, for clarity, Section 4.2(e) (Supply Failure).

2.5 Transfer of Know-How. Clearside will provide BioCryst with all assistance reasonably required in order to transfer the Clearside Know-How to BioCryst, except that Clearside will not be required to transfer Clearside Know-How related to Manufacture of a Clearside Device (“Clearside Manufacturing Know-How”) to BioCryst. The foregoing assistance will include Clearside making available to BioCryst, including at BioCryst’s facilities or the facilities of BioCryst’s Affiliates, those of Clearside’s employees or contractors as BioCryst may reasonably request for purposes of transferring the Clearside KnowHow to BioCryst or for purposes of BioCryst acquiring expertise on the practical application of such Clearside Know-How. For any such assistance that BioCryst requests be provided on-site, such on-site support will be provided at such times as mutually agreed between the Parties. BioCryst will reimburse Clearside at a rate of [***] Dollars ($[***]) per Clearside employee or independent contractor per hour of on-site support provided following receipt of written invoices in reasonable detail; provided, however, that the first [***] ([***]) hours of support will be provided without charge; and provided, further, that BioCryst will reimburse Clearside for reasonable travel expenses in connection with providing such support.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

2.6 Exclusivity Covenants.

(a) Clearside Obligations.

(i) During the Term, Clearside covenants that it and its Affiliates will not, alone, via an Affiliate, or through partnering with a Third Party, Exploit any kallikrein inhibitor delivered with a Clearside Device for use in ocular disease.

(ii) During the Term, Clearside covenants that it and its Affiliates will not, alone or via an Affiliate grant any license to any Third Party under the [***] to Exploit any kallikrein inhibitor delivered with a Clearside Device for use in ocular disease.

(b) BioCryst Obligations. During the Term, BioCryst covenants that it and its Affiliates will not, alone, via an Affiliate or through partnering with a Third Party, Exploit a product incorporating (i) the BioCryst Compound for use in ocular disease or (ii) another kallikrein inhibitor in the Field, in each case (i) and (ii), that is administered or delivered through the use of a device for delivery of therapeutic agents to the eye other than a Clearside Device.

(c) Exceptions.

(i) [***]

(ii) [***]

Article 3
DEVELOPMENT, COMMERCIALIZATION AND MANUFACTURE OF COVERED PRODUCT

3.1 Diligence. BioCryst will (itself or through its Affiliates or Sublicensees) use Commercially Reasonable Efforts to Develop, seek Regulatory Approval for and Commercialize the Covered Product in the Field in the Territory. Within [***] ([***]) days after the Effective Date, BioCryst will provide a non-binding written summary of BioCryst’s planned Development and Commercialization activities for the Covered Product in the Field in the Territory for the subsequent [***] ([***]) month period. BioCryst shall provide Clearside with a non-binding update of such written summary within [***] ([***]) days after the end of each Calendar Year of the Royalty Term during which BioCryst did not provide a report pursuant to Section 3.6 (Progress Reports). All reports provided by BioCryst under this Section 3.1 (Diligence) will be BioCryst’s Confidential Information, subject to the terms of Article 7 (Confidentiality).

3.2 Development. Subject to Section 3.1 (Diligence), BioCryst will have the sole right and responsibility, at its sole expense and in its sole discretion, for all aspects of the Development of the Covered Product. Without limiting the generality of the foregoing, BioCryst will have the sole right and obligation, at its sole expense, to: (a) file all Drug Approval Applications and make all other filings with the Regulatory Authorities, and to otherwise seek all Regulatory Approvals for the Covered Product in the Territory, as well as to conduct all correspondence and communications with Regulatory Authorities regarding such matters; (b) report all adverse events

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

related to the Covered Product sold by BioCryst, its Affiliates, Distributors, or Sublicensees to Regulatory Authorities if and to the extent required by Applicable Law; and (c) provide Clearside with safety data as defined by and within the timelines outlined in the Pharmacovigilance Agreement.

(a) Regulatory Approvals.

(i) As between the Parties, BioCryst will have the sole right to prepare, obtain and maintain Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other submissions and to conduct communications with the Regulatory Authorities, for the Covered Product in the Field in the Territory. Clearside and its Affiliates will support BioCryst, as may be reasonably necessary and at BioCryst’s expense, in obtaining Drug Approval Applications and Regulatory Approvals for the Covered Product in the Field in the Territory and in the activities in support thereof, including providing all documents or other materials Controlled by Clearside or any of its Affiliates as may be necessary or useful for BioCryst or any of its Affiliates or its or their Distributors and Sublicensees to obtain Regulatory Approvals for the Covered Product in the Field in the Territory. In particular: (A) Clearside will provide to BioCryst, in a timely manner so as not to delay the filing of any Drug Approval Application or any Regulatory Approval, chemistry, manufacturing and controls information and any other relevant Regulatory Documentation in Clearside’s possession as is required to enable BioCryst to make the relevant submission for each IND or any Regulatory Approval; (B) Clearside will provide all support reasonably useful or necessary to enable BioCryst to respond to any request of any Regulatory Authority in respect of any Drug Approval Application or Regulatory Approval; (C) Clearside will provide a letter of authorization granting BioCryst the right of reference to (x) the Clearside DMF and (y) any other relevant Regulatory Documentation, in each case ((x) and (y)), as is reasonably useful or necessary for the Covered Product in the Field in the Territory; and (D) Clearside will notify BioCryst of any amendments or supplemental filings relating to the Clearside DMF or any other relevant Regulatory Documentation provided under subclause (C) that would affect BioCryst’s ability to Exploit the Covered Product.

(ii) Except to the extent prohibited by Applicable Law, all Regulatory Documentation (including all Regulatory Approvals) specifically relating to the Covered Product (excluding, for clarity, the Clearside DMF) or the BioCryst Compound in the Field with respect to the Territory created by BioCryst will be owned by and will be held in the name of, BioCryst or its designated Affiliate, Distributor, Sublicensee or designee.

(iii) BioCryst shall provide Clearside with copies of all material Regulatory Documentation to the extent making claims relating solely to a Clearside Device or containing statements relating to a Clearside Device that are not previously publicly available or previously approved by Clearside at least [***] ([***]) days prior to submission for review and comment by Clearside, and BioCryst shall consider in good faith any comments received from Clearside. Notwithstanding the foregoing, BioCryst shall notify Clearside of material correspondence received from any Regulatory Authority to the extent including information that

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

might reasonably affect any Regulatory Approval for a Clearside Device within [***] ([***]) Business Days.

(iv) BioCryst will inform Clearside of any safety related regulatory action related to a Clearside Device, queries or requests for inspection within the timelines outlined in the Pharmacovigilance Agreement and the Quality Agreement. BioCryst will provide Clearside the opportunity to review and comment on any response to any of the foregoing prior to finalization and submission thereof, and BioCryst shall consider in good faith any such comments received from Clearside.

(b) Recalls, Suspensions or Withdrawals.

(i) BioCryst will notify Clearside within [***] ([***]) Business Days following its determination that any event, incident or circumstance relating to the Covered Product has occurred that may result in the need for a recall, market suspension or market withdrawal of the Covered Product Exploited by BioCryst, its Affiliates, Distributors or Sublicensees in the Territory and will include in such notice the reasoning behind such determination and any supporting facts. As between the Parties, BioCryst will have the right to make the final determination whether to voluntarily implement any such recall, market suspension or market withdrawal in the Territory. If a recall, market suspension or market withdrawal of the Covered Product Exploited by BioCryst, its Affiliates, Distributors, or Sublicensees is mandated by a Regulatory Authority in the Territory, as between the Parties, BioCryst will initiate such a recall, market suspension or market withdrawal in compliance with Applicable Law. For all recalls, market suspensions or market withdrawals undertaken pursuant to this Section 3.2(b)(i), as between the Parties, BioCryst will be solely responsible for the execution of such recalls, market suspensions or market withdrawals and Clearside will reasonably cooperate in all such efforts. BioCryst will be responsible for all costs of any recall, market suspension or market withdrawal of the Covered Product in the Territory, except in the event and to the extent that such recall, market suspension or market withdrawal resulted from (A) Clearside’s or its Affiliate’s material breach of its obligations hereunder or from Clearside’s or its Affiliate’s fraud, negligence or willful misconduct, or (B) any event, incident or circumstance relating to a Clearside Device pursuant to Section 3.2(b)(ii), in which case of ((A) and (B)), Clearside will bear the expense of such recall, market suspension or market withdrawal. In the event of a recall, market suspension or market withdrawal undertaken pursuant to this Section 3.2(b)(i), BioCryst will keep Clearside reasonably informed with respect to such recall, market suspension or market withdrawal.

(ii) Clearside will notify BioCryst within [***] ([***]) Business Days following its determination that any event, incident or circumstance has occurred that may result in the need for a recall, market suspension or market withdrawal of a Clearside Device in the Territory and will include in such notice the reasoning behind such determination and any supporting facts. As between the Parties, Clearside will have the right to make the final determination whether to voluntarily implement any such recall, market suspension or market withdrawal of a Clearside Device in the Territory. If a recall, market suspension or market withdrawal of a Clearside Device in the Territory is mandated by a Regulatory Authority in the Territory, as between the Parties, Clearside will initiate such a recall, market suspension or market

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

withdrawal in compliance with Applicable Law. For all recalls, market suspensions or market withdrawals undertaken pursuant to this Section 3.2(b)(ii), as between the Parties, Clearside will be solely responsible for the execution of such recalls, market suspensions or market withdrawals and BioCryst will reasonably cooperate in all such efforts. Clearside will be responsible for all costs of any recall, market suspension or market withdrawal of a Clearside Device, except in the event and to the extent that a recall, market suspension or market withdrawal resulted from BioCryst’s or its Affiliate’s material breach of its obligations hereunder or from BioCryst’s or its Affiliate’s fraud, negligence or willful misconduct, in which case, BioCryst will bear the expense of such recall, market suspension or market withdrawal. In the event of a recall, market suspension or market withdrawal undertaken pursuant to this Section 3.2(b)(ii), Clearside will keep BioCryst reasonably informed with respect to such recall, market suspension or market withdrawal.

(c) Global Safety Database. BioCryst will establish, hold and maintain (at BioCryst’s cost and expense) the global safety database for the Covered Product Exploited by BioCryst, its Affiliates, Distributors, or Sublicensees in the Territory. Subject to the terms and conditions of the Pharmacovigilance Agreement (as defined below) to be entered into by the Parties after the Effective Date, Clearside and its Affiliates will provide BioCryst with all information necessary for BioCryst to comply with its pharmacovigilance responsibilities in the Territory, including, as applicable, any adverse events involving a Clearside Device (including outside the Field), in each case in the form reasonably requested by BioCryst. Within [***] ([***]) days after the Effective Date, the Parties will develop and agree in writing upon a safety data exchange agreement (“Pharmacovigilance Agreement”) that will enable each Party to comply with its legal and regulatory obligations in the Territory relating to the Covered Product and Clearside Devices.

(d) Development Services.

(i) During the period commencing on the Effective Date and ending on the date that an IND is filed for the Covered Product, and on a Calendar Quarter-by-Calendar Quarter basis, (A) BioCryst shall pay Clearside Seventy-Five Thousand Dollars ($75,000) (the “Services Fee”) for Clearside’s assistance and support services relating to the Development of the Covered Product, Clearside Devices or the Clearside Technology during such Calendar Quarter, including, without limitation, assistance in the training and use of a Clearside Device or the Clearside Technology, updates to and further development of a Clearside Device (the “Development Services”), and (B) BioCryst shall reimburse Clearside for any and all Out-of-Pocket Costs incurred by Clearside during each Calendar Quarter in the course of providing the Development Services, including without limitation, any fees or expenses paid to a Third Party laboratory or vendor engaged by Clearside to perform analytical, contract research or manufacturing services in connection with such Development Services. For clarity, Development Services shall exclude, and no fees shall be owed by BioCryst to Clearside for, any assistance required in Section 2.5 (Transfer of Know-How), required elsewhere in this Section 3.2 (Development), or otherwise expressly required under this Agreement. Within [***] ([***]) days after the Effective Date, the Parties will agree in writing on the scope of Development Services to be provided and the terms applicable to Clearside’s provision of Development Services to

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

BioCryst, all of which shall be appended hereto as Exhibit 3.2(d) (Clearside Development Services).

(ii) Clearside shall invoice the Services Fee and the Out-of-Pocket Costs incurred by Clearside during each Calendar Quarter in the course of providing the Development Services within [***] ([***]) days after the end thereof. BioCryst’s payment of such invoices shall proceed in accordance with Section 5.6 (Invoices).

3.3 Governance.

(a) Alliance Managers. Each Party will appoint an individual to act as its alliance manager under this Agreement as soon as practicable after the Effective Date (each an “Alliance Manager”). The Alliance Managers will: (i) serve as the primary points of contact between the Parties for the purpose of providing the other Party with information on the progress of a Party’s activities under this Agreement; (ii) be responsible for facilitating the flow of information and otherwise promoting communication, coordination, and collaboration between the Parties with respect to the status, progress and results of the Development, Commercialization or other Exploitation of the Covered Product under the Agreement; (iii) facilitate the prompt resolution of any disputes; and (iv) perform such other functions as expressly set forth in this Agreement or allocated to the Alliance Managers by the Parties’ written agreement. An Alliance Manager may also bring any matter to the attention of the executive officers and other personnel as appropriate if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party will use reasonable efforts to keep an appropriate level of continuity but may replace its Alliance Manager at any time upon written notice to the other Party.

(b) Meetings. During the Term and until the initiation of a Phase III Clinical Trial for the Covered Product, the Parties shall hold meetings at least [***] per Calendar Year (or such other frequency as mutually agreed by the Parties) for BioCryst to present and share any updates and progress regarding the Exploitation of the Covered Product during such immediately preceding Calendar Year (or such other period as mutually agreed by the Parties). Such meetings may be held in person, by audio or video conference. The Alliance Managers will be responsible for calling meetings and preparing and circulating an agenda to the Parties’ respective executive officers in advance of each meeting.

(c) Decisions. Notwithstanding any provision to the contrary set forth in this Agreement, without the other Party’s prior written consent, no decision of the Alliance Managers may: (i) result in a material increase in the other Party’s obligations, costs, or expenses under this Agreement, unless, in each case, such actions are reasonably necessary for each Party to comply with Applicable Law or as the owner and holder of any Regulatory Approval, as applicable, for the Covered Product; (ii) take or decline to take any action that would be reasonably likely to result in a violation of any Applicable Law, the requirements of any Regulatory Authority, or any agreement with any Third Party or would be reasonably likely to result in the infringement or misappropriation of Intellectual Property rights of any Third Party; or (iii) amend, modify, or conflict with this Agreement, any Quality Agreement, the Pharmacovigilance Agreement, the

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Commercial Supply Agreement, or any other agreement between the Parties related to the subject matter set forth herein.

3.4 Commercialization and Manufacture of Covered Product. As between the Parties, BioCryst (itself or through its Affiliates, Distributors, or its or their Sublicensees) will have the sole right to Commercialize and Manufacture, subject to Section 2.1 (License Grant) and Article 4 (Manufacture and Supply of Clearside Devices), the Covered Product in the Field and in the Territory at its sole cost and expense. Without limiting the obligations set forth in Section 3.1 (Diligence), Clearside further acknowledges that BioCryst is in the business of Exploiting pharmaceutical products and nothing in this Agreement will be construed as restricting such business or imposing on BioCryst the duty to Exploit the Covered Product to the exclusion of, or in preference to, any other product or in any way other than in accordance with its normal commercial practices.

3.5 Booking of Sales; Distribution. As between the Parties, BioCryst will have the sole right to invoice and book sales, establish all terms of sale (including pricing and discounts) and warehouse and distribute the Covered Product in the Territory and perform or cause to be performed all related services. Subject to Section 3.2(b) (Recalls, Suspensions or Withdrawals), as between the Parties, BioCryst will handle all returns, recalls or withdrawals, order processing, invoicing, collection, distribution and inventory management with respect to Covered Product in the Territory.

3.6 Progress Reports. Until the Covered Product receives its first Regulatory Approval anywhere in the Territory, BioCryst shall provide Clearside semi-annual reports summarizing its and its Affiliates’ and Sublicensees’ significant Development and Commercialization activities with respect to the Covered Product, including a summary of the data, timelines and results of such Development and any planned Commercialization activities, and good faith, non-binding estimates of the timing of completion of the milestone events set forth in Section 5.2 (Development and Regulatory Milestone Payments). BioCryst shall provide reports to Clearside at least [***] every [***] ([***]) months, or such other frequency as mutually agreed by the Parties. All reports provided by BioCryst under this Section 3.6 (Progress Reports) will be BioCryst’s Confidential Information, subject to the terms of Article 7 (Confidentiality).

Article 4
MANUFACTURE AND SUPPLY OF CLEARSIDE DEVICES

4.1 General Obligation; Continuity of Supply.

(a) General Obligations. Clearside will (directly or through a Third Party supplier) Manufacture and supply all of BioCryst’s requirements of the Clearside Devices for use with the Covered Product pursuant to this Agreement and the Commercial Supply Agreement.

(b) Existing Supply. Clearside currently obtains the Clearside Devices from one or more contract manufacturing organizations (the “Existing Suppliers”). Clearside will ensure: (i) material compliance at all times with the terms of its agreements with the Existing Suppliers (the “Existing Supply Agreements”); (ii) that any Clearside failure to comply with an

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Existing Supply Agreement does not materially adversely impact BioCryst; and (iii) that such Existing Supply Agreements are not terminated unless and until either (A) BioCryst has entered into its own agreement with any Existing Supplier for supply of the Clearside Devices or (B) Clearside has established and qualified another supplier for the Clearside Devices. In the event of a Supply Failure (as defined below), upon BioCryst’s reasonable request, Clearside will facilitate negotiations between the Existing Supplier and BioCryst with respect to an agreement for supply of the Clearside Devices.

4.2 Preclinical and Clinical Manufacture and Supply of Clearside Devices.

(a) Development Orders.

(i) Clearside will supply all Clearside Devices reasonably needed by BioCryst for Development of the Covered Product in accordance with the specifications attached hereto as Exhibit 4.2 (Clearside Device Specifications) (“Clearside Device Specifications”), including all Clearside Devices reasonably needed for clinical trials or otherwise as needed to apply for, seek, obtain and maintain any Regulatory Approval for the Covered Product or the use of a Clearside Device in connection with the Covered Product. The Parties will agree upon and approve in writing a Quality Agreement that will apply with respect to the Manufacture of such Clearside Devices. Clearside represents, warrants and covenants that all Clearside Devices supplied by Clearside shall be Manufactured and supplied in accordance with the Clearside Device Specifications and the applicable Quality Agreement. BioCryst will not, and will not permit its Affiliates, Sublicensees, Distributors and Third-Party Manufacturers to, modify or alter a Clearside Device without Clearside’s prior written consent. Any modification or alteration of a Clearside Device by Clearside on behalf of BioCryst will be at BioCryst’s sole cost and expense (other than costs and expenses up to [***] Dollars ($[***]) in the aggregate, which shall be borne solely by Clearside) pursuant to a separate services agreement to be agreed by the Parties; provided, that Clearside will be under no obligation to modify or alter a Clearside Device unless such modification or alteration is required to comply with (A) Applicable Law, (B) a request from a Regulatory Authority, or (C) the Clearside Device Specifications, Quality Agreement, or Commercial Supply Agreement, as applicable, in accordance with Section 4.2(c) (Shipment; Risk of Loss).

(ii) BioCryst may place orders for Clearside Devices needed for Development of the Covered Product (a “Development Order”) at least [***] ([***]) days prior to the requested delivery date, and, provided Development Orders are placed within such time period, Clearside will deliver such Clearside Devices within such time period. Within [***] ([***]) days after the Effective Date, BioCryst will provide to Clearside an initial non-binding [***] ([***])-month rolling forecast of Development Orders (the “Forecast”). Thereafter, BioCryst will provide an updated Forecast for the subsequent [***] ([***])-month period no later than the [***] ([***]) Business Day of each subsequent Calendar Half. Notwithstanding the foregoing, Clearside will use Commercially Reasonable Efforts to ensure that it, the Existing Suppliers, or any other supplier qualified in accordance with this Agreement has at all times sufficient manufacturing capacity to satisfy all Development Orders in the timelines set forth herein.

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(b) Pricing; Payment. Clearside will invoice BioCryst for the Clearside Devices at the Transfer Price, and BioCryst shall pay such invoice in accordance with Section 5.6 (Invoices).

(c) Shipment; Risk of Loss. Clearside shall package and ship the Clearside Devices in a manner consistent with BioCryst’s reasonable instructions and in compliance with the terms and conditions of this Agreement, any applicable Quality Agreement, and any Development Order, as applicable. Clearside shall deliver all Clearside Devices DDP (Incoterms 2020) to BioCryst’s designated location.

(d) Safety Stock. Clearside will use Commercially Reasonable Efforts to purchase and store (at BioCryst’s expense as set forth below) safety stock of excess Clearside Devices of at least [***] ([***]) months’ supply of Clearside Devices pursuant to BioCryst’s most recent Forecast (the “Safety Stock”). BioCryst’s price for the Safety Stock (the “Safety Stock Price”) will be equal to [***]. Clearside will invoice BioCryst for Safety Stock at the Safety Stock Price, and BioCryst shall pay such invoice in accordance with Section 5.6 (Invoices)]. Title to the Safety Stock will pass to BioCryst upon delivery of such Safety Stock to BioCryst or its designee in accordance with Section 4.2(c) (Shipment; Risk of Loss). Clearside will maintain a regular rotation of such Safety Stock as necessary to avoid expiration or other spoilage. Clearside shall provide an update regarding its current Safety Stock of Clearside Devices upon BioCryst’s request. Notwithstanding anything to the contrary set forth in this Agreement or the Commercial Supply Agreement, Clearside may only use Safety Stock to fill any shortfall in quantities of Clearside Devices ordered by BioCryst that Clearside is unable to supply despite Commercially Reasonable Efforts after obtaining BioCryst’s express written consent (not to be unreasonably withheld, conditioned or delayed), in which case the used Safety Stock will be replaced as soon as possible. For clarity, Safety Stock may not be used for any other purpose. BioCryst will have the right to inspect Safety Stock in the location it is held at reasonable times and upon reasonable prior written notice to Clearside. From time to time, BioCryst and Clearside may review Safety Stock levels required to be maintained under this Section 4.2(d) (Safety Stock) and make mutually agreeable adjustments.

(e) Supply Failure.

(i) Subject to the provisions of the Commercial Supply Agreement, if, during the term of the Commercial Supply Agreement, Clearside fails to supply BioCryst with Clearside Devices that meet the Clearside Device Specifications and that are not otherwise damaged or defective, in quantities that are at least [***] percent ([***]%) of the quantities of Clearside Devices that Clearside is obligated to supply [***], on at least [***] ([***]) occasions in any consecutive [***] ([***]) month period, for any reason other than due to the material breach by BioCryst of this Agreement (a “Supply Failure”), BioCryst may, at its sole discretion, upon not less than [***] ([***]) days written notice to Clearside (a “Supply Failure Notice”): (A) require Clearside to supply the undelivered Clearside Devices at a future date to be agreed upon by the Parties; or (B) elect to have one or more Third Parties identified by BioCryst (each, a “Third Party Manufacturer”) Manufacture Clearside Devices (an “Alternative Manufacturer Election”), in which case BioCryst will require its Third Party Manufacturer(s) to only

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Manufacture and sell such Clearside Devices for BioCryst’s and its Affiliates’, Distributors’, and Sublicensees’ Exploitation in connection with the Covered Product within the scope of the licenses set forth in Section 2.1 (License Grant).

(ii) Upon the occurrence of a Supply Failure and an Alternative Manufacturer Election and at Clearside’s expense: (A) BioCryst (or its designated Third Party Manufacturer(s)) will have the right to Manufacture Clearside Devices within the scope of the license under Section 2.1 (License Grant), and (B) Clearside shall transfer the Clearside Manufacturing Know-How to BioCryst and any Third Party Manufacturers identified by BioCryst as specified in the following sentence. Clearside shall promptly (x) disclose to BioCryst and any such Third Party Manufacturer all Clearside Manufacturing Know-How; (y) provide BioCryst or any such Third Party Manufacturer with the training, documentation and other information Controlled by Clearside and relating to the use of the Manufacturing process as may be necessary for BioCryst and such Third Party Manufacturers to Manufacture Clearside Devices; and (z) make appropriately trained personnel available for consultation and advice upon BioCryst’s reasonable request to the extent reasonably necessary to provide technical assistance necessary to enable BioCryst or such Third Party Manufacturers to Manufacture Clearside Devices.

(f) Restricted Use of Clearside Devices. Any Clearside Devices supplied to BioCryst under a Development Order that are not used for Development of the Covered Product shall, at Clearside’s election following BioCryst’s written confirmation that it is no longer Developing the Covered Product, be returned to Clearside or destroyed by BioCryst. For clarity, no Clearside Device supplied to BioCryst under a Development Order may be used by BioCryst for any Commercial purposes.

4.3 Commercial Manufacture and Supply of Clearside Devices. At an appropriate time during Development of the Covered Product and in any event prior to the initiation of a Phase III Clinical Trial for the Covered Product, the Parties, together with the Existing Suppliers or any other supplier qualified in accordance with this Agreement, will negotiate in good faith and enter into an agreement for commercial supply of the Clearside Devices (“Commercial Supply Agreement”) and a Quality Agreement. The Commercial Supply Agreement will provide for supply of the Clearside Devices at the Transfer Price, and the Commercial Supply Agreement and Quality Agreement will otherwise contain mutually agreed terms and conditions consistent with this Agreement, including Article 4 (Manufacture and Supply of Clearside Devices) and any definitions of terms embodied therein, in addition to other terms that are reasonable and customary, including provisions to ensure quality and audit by or on behalf of BioCryst. For clarity, notwithstanding the negotiation of the Commercial Supply Agreement prior to initiation of the Phase III Clinical Trial for the Covered Product, any Clearside Devices Manufactured and supplied for use in the Phase III Clinical Trial or any Phase IV Clinical Trial will be Manufactured and supplied pursuant to Section 4.2 (Preclinical and Clinical Manufacture and Supply of Clearside Devices), not the Commercial Supply Agreement.

4.4 GMP. The Parties or their Affiliates will execute, as reasonably requested by BioCryst, agreements, such as a Quality Agreement, necessary or useful to ensure that all Clearside Devices and their intermediates and manufacturing facilities comply with GMP and all Applicable

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Laws. Clearside shall notify BioCryst in writing promptly after receiving knowledge thereof, before any supplier or manufacturer implements any changes in Manufacturing processes for the Clearside Devices that would have regulatory relevance to the Covered Product. Such notice shall be given promptly after Clearside receiving knowledge thereof. Clearside shall use Commercially Reasonable Efforts to secure for BioCryst the opportunity to conduct full chemistry, manufacturing and controls due diligence and environmental, health and safety audits of Clearside Device suppliers and manufacturers prior to entering into any agreement and periodically thereafter, and Clearside shall use Commercially Reasonable Efforts to obligate any such supplier or manufacturer to implement the changes and improvements stemming from such audits.

Article 5
PAYMENTS TO CLEARSIDE

5.1 Upfront Fee. In partial consideration of the rights granted by Clearside to BioCryst hereunder and subject to the terms and conditions of this Agreement, following the execution of this Agreement, BioCryst will pay to Clearside a non-refundable payment of Five Million Dollars ($5,000,000) within [***] ([***]) days following the execution of this Agreement.

5.2 Development and Regulatory Milestone Payments.

(a) Milestone Payments. In partial consideration of the rights granted by Clearside to BioCryst hereunder and subject to the terms and conditions of this Agreement, upon the occurrence of the corresponding event described in the table below, whether such milestone is achieved by BioCryst, an Affiliate or a Sublicensee, the corresponding payment will be due:

Development Milestone	Development Milestone Payment (USD)
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
Total	$30,000,000

The Development Milestone Payments set forth in this Section 5.2(a) (Development and Regulatory Milestone Payments—Milestone Payments) shall be payable only once, upon the first achievement of such milestone event by the Covered Product, regardless of the number of times the Covered Product achieves such milestone event.

(b) Notice; Payments. Within [***] ([***]) days after the occurrence of a Development Milestone, BioCryst will send Clearside a written notice identifying the Development Milestone and the Development Milestone Payment Amount set forth above with respect to such Development Milestone. Thereafter, Clearside will invoice BioCryst within [***]

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([***]) days of Clearside’s receipt of such notice for the achievement of the Development Milestone, identifying in its invoice the Development Milestone achieved and the amount of the Development Milestone Payment, and BioCryst shall pay such Development Milestone Payment in accordance with Section 5.6 (Invoices).

5.3 Commercial Milestones. In partial consideration of the rights granted by Clearside to BioCryst hereunder and subject to the terms and conditions of this Agreement, BioCryst will make the following payments (each such amount, a “Commercial Milestone Payment”), following the first occurrence of each event described in the table below (each, a “Commercial Milestone”), whether such milestone is achieved by BioCryst, an Affiliate or a Sublicensee:

Commercial Milestone	Commercial Milestone Payment (USD)
For the first Calendar Year during the Term in which the Net Sales of the Covered Product for such Calendar Year in the Territory exceeds $[***]	$[***]
For the first Calendar Year during the Term in which the Net Sales of the Covered Product for such Calendar Year in the Territory exceeds $[***]	$[***]
For the first Calendar Year during the Term in which the Net Sales of the Covered Product for such Calendar Year in the Territory exceeds $2,000,000,000	$[***]
Total	$47,500,000

Within [***] ([***]) days after the occurrence of a Commercial Milestone, BioCryst will send Clearside a written notice identifying the Commercial Milestone and the Commercial Milestone Payment Amount set forth above with respect to such Commercial Milestone. Thereafter, Clearside will invoice BioCryst within [***] ([***]) days of Clearside’s receipt of such notice for the achievement of the Commercial Milestone and BioCryst shall pay such Commercial Milestone Payment in accordance with Section 5.6 (Invoices).

The Commercial Milestone Payments set forth in this Section 5.3 (Commercial Milestones) shall be payable only once, upon the first achievement of such milestone event, regardless of how many times such milestone event is achieved.

5.4 Royalties.

(a) Royalty Rates. As further consideration for the rights granted to BioCryst hereunder and subject to this Section 5.4 (Royalties), with respect to each Calendar Quarter during the Royalty Term applicable to the Covered Product, BioCryst shall pay to Clearside royalties on annual Net Sales of the Covered Product by BioCryst, its Affiliates and Sublicensees in the Territory, as calculated by multiplying the applicable royalty rate by the corresponding amount of incremental Net Sales of the Covered Product in the Territory in such Calendar Quarter, as follows:

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Annual Net Sales of Covered Product	Royalty Rate
For that portion of Net Sales of the Covered Product in each Calendar Year less than or equal to $[***]	[***] Percent ([***]%)
For that portion of Net Sales of the Covered Product in each Calendar Year greater than $[***] but less than or equal to $[***]	[***] Percent ([***]%)
For that portion of Net Sales of the Covered Product in each Calendar Year greater than $1,500,000,000	[***] Percent ([***]%)

BioCryst will have no obligation to pay any royalty with respect to Net Sales of the Covered Product in any country after the Royalty Term for the Covered Product in such country has expired. Following the expiration of the Royalty Term for the Covered Product in a country, the license grants in Section 2.1 (License Grant) will become fully-paid, royalty-free, perpetual and irrevocable for the Covered Product in such country, and no further royalties will be payable. For clarity, no royalties are due on Net Sales of the Covered Product arising from compassionate use and other programs providing for the delivery of the Covered Product at or below cost.

(b) [***] Reductions.

(i) Third-Party IP. If, in connection with the Manufacture, use or Commercialization of the Covered Product, BioCryst is obligated to pay [***] to any Third Parties solely in order to Exploit the Clearside Devices (and not where such [***] would be due in connection with the Exploitation of a BioCryst Compound without a Clearside Device), then on a country-by-country basis, BioCryst shall have the right to deduct from the royalty payment that would otherwise have been due under [***] with respect to Net Sales of the Covered Product in such country an amount equal to [***] percent ([***]%) of any [***] paid by BioCryst to such Third Parties.

(ii) No Valid Claims.

(1) No Valid Claims of Clearside Patent Rights; Valid Claims of Covered Product Patent Rights Remaining. If, during the Royalty Term for the Covered Product in a country, no Valid Claim of the Clearside Patent Rights exists but one or more Valid Claims of the Covered Product Patent Rights exist that Cover the Covered Product in such country, then [***].

(2) No Valid Claims of Clearside Patent Rights or Covered Product Patent Rights. If, during the Royalty Term for the Covered Product in a country, no Valid Claim of the Clearside Patent Rights or Covered Product Patent Rights exists that Covers the Covered Product in such country, then the applicable royalty rates that would otherwise be payable under Section 5.4(a) (Royalty Rates) shall be reduced by [***] percent ([***]%) during the period of the Royalty Term in which no such Valid Claim of the Clearside Patent Rights or Covered Product Patent Rights exists.

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(iii) Generic Competition During the Royalty Term. On a country-by-country basis, if at any time during the Royalty Term a Generic Product is sold in such country and the aggregate Net Sales of the Covered Product in such country in any Calendar Quarter thereafter are at least [***] percent ([***]%) lower as compared to the average quarterly Net Sales of the Covered Product in such country [***] immediately preceding the Calendar Quarter in which the Generic Product was first sold, then, following such reduction in Net Sales, the Net Sales of the Covered Product in such country used for calculation of royalties pursuant to Section 5.4 (Royalties) shall be reduced by [***] percent ([***]%).

(iv) [***] Floor. In no event shall (A) the application of Section 5.4(b)(i) (Third-Party IP), Section 5.4(b)(ii) (No Valid Claims) or Section 5.4(b)(iii) (Generic Competition During the Royalty Term) reduce the royalty payable on Net Sales of the Covered Product in a country in a Calendar Quarter during the Royalty Term to less than [***] percent ([***]%) of the royalty that would be payable on Net Sales of the Covered Product in such country determined in accordance with Section 5.4(a) (Royalty Rates) without application of any such reductions or [***]. [***].

5.5 Royalty Payments and Reports. BioCryst will calculate all amounts payable to Clearside pursuant to Section 5.4 (Royalties) at the end of each Calendar Quarter, which amounts will be converted to Dollars, in accordance with Section 5.7 (Currency; Payment Instructions; Late Payments; Offsets). BioCryst will report to Clearside the royalty amounts due with respect to a given Calendar Quarter within [***] ([***]) days after the end of such Calendar Quarter. Thereafter, Clearside will invoice BioCryst within [***] ([***]) days of Clearside’s receipt of such quarterly royalty report for the royalty amounts due for such Calendar Quarter and BioCryst’s payment of such royalty amounts due for such Calendar Quarter shall proceed in accordance with Section 5.6 (Invoices). Each quarterly royalty report shall include a statement of the amount of Net Sales and number of units of the Covered Product in each country in the Territory during the applicable Calendar Quarter (including such amounts expressed in local currency and as converted to Dollars) and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter, which calculation shall include the itemized deductions for the Covered Product for each country included in the calculation of Net Sales. BioCryst will also include in such reports any additional information reasonably requested by Clearside to calculate Net Sales attributable to its Affiliates and Sublicensees.

5.6 Invoices. If either Party (the “Invoicing Party”) is owed amounts by the other Party (the “Invoiced Party”) pursuant to this Agreement, the Invoicing Party must invoice the Invoiced Party for such amounts within any applicable time periods set forth in this Agreement. Except as otherwise set forth in Section 5.1 (Upfront Fee), the Invoiced Party will pay all undisputed amounts in such invoices within [***] ([***]) days of receipt. In the event the Invoiced Party disputes any portion of an invoice, it shall notify the Invoicing Party in writing within [***] ([***]) days after receipt of invoice. The Parties shall use good faith efforts to resolve such dispute.

5.7 Currency; Payment Instructions; Late Payments; Offsets. All amounts payable and calculations hereunder will be in Dollars, and all payments due under this Agreement will be made by wire transfer in immediately available funds to an account designated by Clearside in

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advance of such payment, or by other mutually acceptable means. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party will convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or Sublicensee’s standard conversion methodology consistent with Accounting Standards. If any payment due to either Party under this Agreement is not paid when due, then such paying Party will pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [***] ([***]) basis points above the U.S. effective federal funds rate, as adjusted each Business Day and published by the Federal Reserve Bank of New York through its website (https://apps.newyorkfed.org/markets/autorates/fed%20funds) (or in the event that the U.S. effective federal funds rate is no longer an applicable reference rate, such reasonably equivalent alternative as may be selected by mutual agreement exercising reasonable discretion), such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest; provided, that, with respect to any disputed payments, no interest payment shall be due until such dispute is resolved and the interest which shall be payable thereon shall be based on the finally-resolved amount of such payment. Notwithstanding the previous sentence, the total payable interest rate will never be less than [***] ([***]) basis points. BioCryst shall have the right, upon prior written notice to Clearside, to offset any undisputed payment, resolved payment or payment that is the subject of a pending dispute that is owed by Clearside but not timely paid against any payments owed by BioCryst, if any, under this Agreement.

5.8 Taxes.

(a) General. The milestones, royalties and other amounts payable by BioCryst to Clearside pursuant to this Agreement (each, a “Payment”) will be paid free and clear of any and all taxes, except for any withholding taxes required by Applicable Law. Except as provided in this Section 5.8 (Taxes), Clearside will be solely responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be deducted from Payments and remitted by BioCryst) levied on account of, or measured in whole or in part by reference to, any Payments it receives. BioCryst will deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if Clearside is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to BioCryst or the appropriate governmental authority (with the assistance of BioCryst to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve BioCryst of its obligation to withhold such tax and BioCryst will apply the reduced rate of withholding or dispense with withholding, as the case may be; provided that BioCryst has received evidence, in a form reasonably satisfactory to BioCryst, of Clearside’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [***] ([***]) days prior to the time that the Payments are due. If, in accordance with the foregoing, BioCryst withholds any amount, it will pay to Clearside the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to Clearside proof of such payment within [***] ([***]) days following such payment.

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5.9 Financial Records.

(a) BioCryst. BioCryst will, and will cause its Affiliates and its and their Sublicensees to, keep complete and accurate financial books and records pertaining to the Development and Commercialization of the Covered Product hereunder to the extent required to calculate and verify all amounts payable hereunder. BioCryst will, and will cause its Affiliates and its and their Sublicensees to, retain such books and records until [***] ([***]) years after the end of the period to which such books and records pertain.

(b) Clearside. Clearside will, and will cause its Affiliates, Existing Suppliers or any other supplier qualified in accordance with this Agreement to, keep complete and accurate financial books and records pertaining to the COGS of the Clearside Devices and the Safety Stock Price hereunder to the extent required to calculate and verify the Transfer Price payable hereunder. Clearside will, and will cause its Affiliates, Existing Suppliers or any other supplier qualified in accordance with this Agreement to, retain such books and records until [***] ([***]) years after the end of the period to which such books and records pertain.

5.10 Audit.

(a) BioCryst. Upon Clearside’s reasonable request, BioCryst will, and will cause its Affiliates and its and their Sublicensees to, permit an independent, nationally recognized accounting firm designated by Clearside and acceptable to BioCryst, at reasonable times and upon at least [***] ([***]) days’ notice, to audit the books and records maintained pursuant to Section 5.9(a) (Financial Records—BioCryst) to ensure the accuracy of all reports and payments under this Agreement. Such examinations may not be conducted more than [***] in any [***] ([***]) month period and are limited to the preceding [***] ([***]) month period. No record may be audited more than once. The cost of this audit will be borne by Clearside, unless the audit reveals a variance of more than [***] percent ([***]%) from the reported amounts, in which case BioCryst will reimburse Clearside for the accounting firm’s fees in performing the audit. If such audit concludes that (a) additional amounts were owed by BioCryst, BioCryst will pay the additional amounts or (b) excess payments were made by BioCryst, Clearside will reimburse or credit such excess payments, in either case ((a) or (b)), within [***] ([***]) days after the date on which such audit is completed.

(b) Clearside. Upon BioCryst’s reasonable request, Clearside will, and will cause its Affiliates, and will use reasonable efforts to cause its Existing Suppliers or any other supplier qualified in accordance with this Agreement to, permit an independent, nationally recognized accounting firm designated by BioCryst and acceptable to Clearside, at reasonable times and upon at least [***] ([***]) days’ notice, to audit the books and records maintained pursuant to Section 5.9(b) (Financial Records—Clearside) to ensure the accuracy of all invoices issued pursuant to Section 4.2(b) (Pricing; Payment) or Section 4.2(d) (Safety Stock). Such examinations may not be conducted more than [***] in any ([***]) ([***]) month period and are limited to the preceding [***] ([***]) month period. No record may be audited more than [***]. The cost of this audit will be borne by BioCryst, unless the audit reveals a variance of more than [***] percent ([***]%) from the invoiced amount, in which case Clearside will reimburse BioCryst

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for the accounting firm’s fees in performing the audit. If such audit concludes that (a) additional amounts were owed by BioCryst, BioCryst will pay the additional amounts or (b) excess payments were made by BioCryst, Clearside will reimburse or credit such excess payments, in either case ((a) or (b)), within [***] ([***]) days after the date on which such audit is completed.

5.11 Audit Dispute. In the event of a dispute with respect to any audit under Section 5.10 (Audit), Clearside and BioCryst shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***] ([***]) days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Audit Arbitrator”). The decision of the Audit Arbitrator shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Audit Arbitrator shall determine. Not later than [***] ([***]) days after such decision and in accordance with such decision, BioCryst or Clearside shall pay the additional amounts, as applicable, or BioCryst or Clearside shall reimburse the excess payments, as applicable.

5.12 Confidentiality. The Receiving Party will treat all information subject to review under this Article 5 (Payments to Clearside) in accordance with the confidentiality provisions of Article 7 (Confidentiality) and the Parties will cause the auditor to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

Article 6
PATENT MATTERS; OWNERSHIP OF INTELLECTUAL PROPERTY

6.1 Filing, Prosecution and Maintenance of Patent Rights. [***.]

(a) Clearside Patent Rights and [***]. Clearside has the first right, at its discretion and using counsel it selects, to Prosecute and Maintain all Clearside Patent Rights and [***] in Clearside’s name in the Territory and Clearside will be solely responsible for all costs and expenses incurred in connection with such Prosecution and Maintenance. Clearside shall: (i) provide BioCryst with copies of all filings and formal correspondences relating to [***] to and from the United States Patent and Trademark Office and any other patent office (including copies of each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application); (ii) keep BioCryst advised of the status of actual and prospective patent filings; (iii) give BioCryst the opportunity to provide and will reasonably consider in good faith comments on the Prosecution and Maintenance of the [***]; (iv) reasonably consult with BioCryst prior to electing not to continue to Prosecute and Maintain any [***]; (v) not make any decision regarding the Prosecution and Maintenance of such [***] that materially disadvantages BioCryst as compared to any other licensee of such Patent Rights; and (vi) upon BioCryst’s reasonable request, seek claims related to the combined use of a Clearside Device for delivery of the BioCryst Compound in the Field. Each Party will treat any consultation regarding the Prosecution and Maintenance of the [***], along with any information disclosed by each Party in connection therewith (including any information concerning patent

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expenses), as both Parties’ Confidential Information. If Clearside elects not to continue to Prosecute and Maintain any Clearside Patent Rights, then: [***].

(b) BioCryst Patent Rights.

(i) Compound Patent Rights. As between the Parties, BioCryst shall have the sole right (but not the obligation), using counsel it selects, to Prosecute and Maintain the Patent Rights Covering the Compound IP (“Compound Patent Rights”). BioCryst will be solely responsible for all costs and expenses incurred in connection with such Prosecution and Maintenance.

(ii) [***].

(c) Joint Patent Rights. With respect to any Patent Rights Covering the Joint Inventions (the “Joint Patent Rights”), the Parties shall meet to determine in what countries, if any, Joint Patent Rights should be filed and the appropriate filing Party for such Joint Patent Rights. The Parties shall equally share costs incurred by the Party filing such Joint Patent Rights. If a Party elects not to equally share costs related to any Joint Patent Right, the other Party shall provide written notice upon the decision to not share any Joint Patent Right costs and the Party not giving such notice shall have the right to assume responsibility for such Prosecution and Maintenance, at its own sole expense.

(d) Claim Separation. The Parties shall use commercially reasonable efforts (including, as appropriate, by Prosecuting and Maintaining separate continuation applications, continuation-in-part applications, or divisional applications), in each case, as reasonably determined based on then-available scientific or other evidence, to segregate into separate Patents claims that would cause a Patent to constitute: (a) a Compound Patent; (b) a Covered Product Patent Right; (c) a Clearside Patent Right; (d) [***]; and (e) a Joint Patent Right.

6.2 Enforcement and Defense of Patent Rights. [***]

(a) Notification. In the event that either Party becomes aware of any (i) actual or threatened infringement or (ii) alleged or threatened assertion of invalidity or unenforceability, in each case ((i) and (ii)), of any Compound Patent Right, Covered Product Patent Right, Joint Patent Right, Clearside Patent Right or [***] in the Territory by a Third Party, such Party will promptly notify the other Party in writing and will provide any information available to such Party relating to such infringement or assertion of invalidity or unenforceability.

(b) Compound Patent Rights. As between the Parties, BioCryst shall have the sole right (but not the obligation), using counsel it selects, to enforce or defend the Compound Patent Rights. BioCryst will be solely responsible for all costs and expenses incurred in connection with such enforcement.

(c) Covered Product Patent Rights. BioCryst shall have the first right but not the obligation, at its own expense, to enforce or defend the Covered Product Patent Rights in the Territory. BioCryst will notify Clearside of its election within [***] ([***]) days after notification

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of such Covered Product Patent Right infringement or assertion of invalidity or unenforceability pursuant to Section 6.2(a) (Notification). If BioCryst elects not to pursue or defend against such action, Clearside will have the right, but not the obligation, at its own expense, to commence a suit or take action relating to such infringement or defend the validity or enforceability of the Covered Product Patent Rights in any claim, suit, or proceeding in the Territory. The Party not bringing or defending against an action with respect to the Covered Product Patent Right will be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party will at all times cooperate fully with the enforcing or defending Party. Additionally, the Party not bringing or defending against an action under the Covered Product Patent Right may have an opportunity to participate in such action, at its sole cost and expense, to the extent that the Parties may mutually agree at the time the enforcing or defending Party elects to bring or defend against such action hereunder and, whether or not the Party not bringing or defending against the action elects to participate, the Party bringing or defending against the action will provide regular updates on the status of the action to the Party not bringing or defending against the action.

(d) Joint Patent Rights. The Parties shall mutually determine whether (i) to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringer or (ii) defend the validity or enforceability in any claim, suit, or proceeding, in each case ((i) and (ii)), of any Joint Patent Rights within [***] ([***]) days (or earlier as required by Applicable Law) from the date of notice, provided that neither Party shall be obligated to join any such action. In the event that either Party does not want to join an action as a party to such action, then the Party not seeking to enforce or defend against such claims shall have the right to assign the relevant Joint Patent Rights to the other Party, provided that such assignment is solely and sufficient for purposes of commencing or maintaining the action or defense. The Party seeking to enforce or defend against such claims shall solely bear all of its expenses. The Parties will reasonably cooperate, at the expense of the Party seeking to enforce or defend against such claim, in any such suit and shall have the right to consult with the other Party and to participate in and be represented by independent counsel in such litigation at its own expense.

(e) Clearside Patents Rights and [***]. Clearside shall have the first right but not the obligation, at its own expense, to enforce or defend (as applicable) the Clearside Patent Rights and [***], including in the Field, in the Territory. Clearside will notify BioCryst of its election within [***] ([***]) days after notification of such Clearside Patent Right or [***] infringement or assertion of invalidity or unenforceability pursuant to Section 6.2(a) (Notification). In the case where Clearside elects not to pursue or defend against such action: (i) if BioCryst is the sole exclusive licensee with respect to such Clearside Patent Rights or [***], BioCryst will have the right, but not the obligation, at its own expense, to commence a suit or take action relating to such infringement or defend the validity or enforceability of such Covered Product Patent Rights in any claim, suit, or proceeding in the Territory; or (ii) if BioCryst is not the sole exclusive licensee with respect to such Clearside Patent Rights or [***], BioCryst and the other exclusive licensees may negotiate in good faith regarding the commencement of any suit or the taking of any action relating to such infringement or the defense of the validity or enforceability of such Covered Product Patent Rights in any claim, suit, or proceeding in the Territory. The Party not bringing or defending against an action with respect to the Clearside Patent Right or [***] will be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but

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such Party will at all times cooperate fully with the enforcing or defending Party. Additionally, the Party not bringing or defending against an action under the Clearside Patent Rights or [***] may have an opportunity to participate in such action, at its sole cost and expense, to the extent that the Parties may mutually agree at the time the enforcing or defending Party elects to bring or defend against such action hereunder and, whether or not the Party not bringing or defending against the action elects to participate, the Party bringing or defending against the action will provide regular updates on the status of the action to the Party not bringing or defending against the action. Notwithstanding the foregoing, BioCryst shall have the first right (but not the obligation), at its own expense, to enforce or defend the Clearside Patent Rights [***] to the extent the alleged Clearside Patent Right [***] infringement concerns any kallikrein inhibitor administered or delivered through the use of a device for delivery of therapeutic agents to the eye other than a Clearside Device.

(f) Recovery. If the enforcing Party recovers monetary damages (whether by way of settlement or otherwise) from any Third Party in a suit or action for infringement of Covered Product Patent Rights pursuant to Section 6.2(c) (Covered Product Patent Rights), Joint Patent Rights pursuant to Section 6.2(d) (Joint Patent Rights), or Clearside Patent Rights or [***] pursuant to Section 6.2(e) (Clearside Patents and [***]), such recovery will be allocated first to the repayment of out-of-pocket costs and expenses of the Party(ies) with respect to the action (on a pro rata basis). Any remaining damages after such reimbursement is made shall (i) in the case of the Covered Product Patent Rights pursuant to Section 6.2(c) (Covered Product Patent Rights), [***]; (ii) in the case of Joint Patent Rights pursuant to Section 6.2(d) (Joint Patent Rights), [***]; and (iii) in the case of the Clearside Patent Rights or [***] pursuant to Section 6.2(e)(Clearside Patents and [***]), [***].

(g) In General; Settlement. In any action, suit or proceeding instituted under this Section 6.2 (Enforcement and Defense of Patent Rights), the Parties will cooperate with and assist each other in all reasonable respects. Upon the reasonable request of the Party initiating or defending against such action, suit or proceeding, the other Party will join such action, suit or proceeding if necessary to establish standing in such action, suit or proceeding, and may be represented using counsel of its own choice, at such initiating or defending Party’s expense, or assign the right to enforce or defend the patents to the Party initiating or defending against such action. Neither Party will have the right to settle any action, suit or proceeding under this Section 6.2 (Enforcement and Defense of Rights) in a manner that admits the invalidity or unenforceability of the other Party’s Patent Rights or imposes on the other Party restrictions or obligations, without the written consent of such other Party (which will not be unreasonably withheld, conditioned, or delayed).

6.3 Defense of Third Party Claims.

(a) Notice. If a Party becomes aware of any actual or potential claim that the Exploitation of the Covered Product in the Territory infringes or misappropriates the Intellectual Property of any Third Party (a “Third Party Infringement Claim”), such Party shall promptly notify the other Party.

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(b) Control of Defense. Subject to Article 10 (Limitation on Liability, Indemnification and Insurance), BioCryst shall have the first right, but not the obligation, to defend and control the defense of any Third-Party Infringement Claim at its own expense using counsel of its own choice. Clearside may participate in any such Third-Party Infringement Claim with counsel of its choice at its own expense; provided that BioCryst shall retain control of the defense of such claim, suit, or proceeding. Without limiting the foregoing, if BioCryst finds it necessary or desirable for Clearside to join as a party to any such action, Clearside shall execute all papers and perform such acts as shall be reasonably required. If BioCryst fails to assume such defense within [***] ([***]) months of the first notice under Section 6.3(a) (Notice) with respect thereto (or such shorter period as may be required to comply with applicable legal or regulatory deadlines which relate to such claim), Clearside shall thereafter have the right (but not the obligation), upon written notice to BioCryst, to defend and dispose of (including through settlement or license) such Third Party Infringement Claim; provided, that Clearside may not dispose of such Third Party Infringement Claim without BioCryst’s prior written consent (not to be unreasonably withheld, conditioned, or delayed). In any event, the Parties will reasonably assist each other and cooperate in any such Third Party Infringement Claim at the other Party’s request and expense. Each Party may at its own expense and with its own counsel join any defense initiated or directed by the other Party under this Section 6.3(b) (Control of Defense). Each Party will provide the other Party with prompt written notice of the commencement of any such Proceeding under this Section 6.3(b) (Control of Defense), and such Party will promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party.

6.4 Patent Term Extension and Supplementary Protection Certificate. (a) BioCryst shall be responsible for making decisions regarding patent term extensions for any Compound Patent Rights and Covered Product Patent Rights, and (b) the Parties will cooperate regarding patent term extensions for any Joint Patent Rights, [“***”] or Clearside Patent Rights, in each case, Covering the Covered Product, in each case of (a) and (b), in the Field and Territory, including the United States with respect to extensions pursuant to 35 U.S.C. § 156 et. seq. and in other jurisdictions pursuant to supplementary protection certificates, and in all jurisdictions with respect to any other extensions that are now or become available in the future, wherever applicable. In the event that BioCryst or the Parties, as applicable, determine to apply for any patent term extension or supplementary protection certificate for any Compound Patent Right, Covered Product Patent Right, Joint Patent Right, [***] or Clearside Patent Right, in each case Covering the Covered Product in the Field in the Territory, each Party shall provide the other Party with prompt and reasonable assistance, as applicable, as is required under any Applicable Law to obtain such extension or supplementary protection certificate.

6.5 Ownership of Intellectual Property.

(a) Background IP. Subject to the licenses granted by Clearside pursuant to this Agreement, each Party owns and will continue to own all Intellectual Property: (i) owned or Controlled by such Party as of the Effective Date, or (ii) that are Invented solely by or on behalf of Representatives of such Party or its Affiliates outside the performance of activities under this Agreement. Without limiting the foregoing, BioCryst owns and will continue to own all Intellectual Property that Covers the BioCryst Compound as of the Effective Date.

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(b) Foreground IP.

(i) BioCryst Solely-Owned IP. BioCryst shall solely own all Intellectual Property Invented by or on behalf of Representatives of a Party or its Affiliates after the Effective Date in the performance of activities under this Agreement (“Foreground IP”) that relates solely to [***].

(ii) Clearside Solely-Owned IP. Clearside shall solely own all Foreground IP that (A) is not Covered Product IP or Compound IP, and (B) is related to the use of a Clearside Device alone or in combination with any substance other than the BioCryst Compound for use in the Field (“Clearside Inventions”).

(iii) Jointly-Owned IP. The Parties shall jointly own all Foreground IP that is not Covered Product IP, Compound IP or Clearside IP (“Joint Inventions”). With respect to Exploitation of Joint Inventions outside the scope of the license granted hereunder, the Parties shall (A) first, negotiate in good faith for one or both Parties to obtain ownership or an exclusive license to the other Party’s interest in all or a portion of such Joint Invention and (B) subject to any transaction contemplated by the foregoing clause (A), neither Party shall be permitted to sublicense such Joint Invention without the other Party’s prior written consent, not to be unreasonably withheld. For the avoidance of doubt, the BioCryst Patent Application shall be deemed a Covered Product Patent Right hereunder and owned solely by BioCryst.

(iv) Further Assurances. Each Party agrees to execute any and all further instruments, forms of assignment or other documents, and take such further actions, as the other may reasonably request, in order to give effect to these ownership provisions in connection with Covered Product IP, Compound IP, Clearside IP, [***] and Joint IP. If a Clearside Patent Right [***] issues that would otherwise constitute a Covered Product Patent Right, Clearside shall assign its right, title and interest in and to (or, if unable to do so, shall exclusively license (or sublicense, as applicable)) such Clearside Patent Right or [***] to BioCryst and, for purposes of this Agreement thereafter, such assigned Clearside Patent Right or [***] shall be deemed a Covered Product Patent Right.

6.6 Patent Listings. BioCryst shall have the sole right to make all filings with Regulatory Authorities in the Territory with respect to Compound IP, Covered Product IP, Clearside Patent Rights (solely to the extent such Clearside Patent Rights contain one or more Valid Claims Covering the Covered Product), [***] and Joint Patent Rights (solely to the extent such Joint Patent Rights contain one or more Valid Claims Covering the Covered Product), as required or allowed (a) in the United States, in the FDA’s Orange Book (titled “Approved Drug Products With Therapeutic Equivalence Evaluations”), and (b) outside the United States, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents. Clearside shall (i) provide to BioCryst all information, including a correct and complete list of Clearside Patent Rights, [***] or Joint Patent Rights containing one or more Valid Claims Covering the Covered Product or otherwise necessary or reasonably useful to enable BioCryst to make such filings with Regulatory Authorities in the Territory with respect to such Patent Rights, and (ii) cooperate with BioCryst’s reasonable requests in connection therewith,

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including meeting any submission deadlines, in each case ((i) and (ii)), to the extent required or permitted by Applicable Law.

Article 7
CONFIDENTIALITY

7.1 Protection of Confidential Information. Except to the extent expressly authorized by this Agreement, the Parties agree that each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) will not disclose or disseminate Confidential Information of the Disclosing Party to any Third Party unless expressly permitted hereunder, and will not use such Confidential Information for any purpose other than in performing the Receiving Party’s obligations or exercising the Receiving Party’s rights hereunder. In addition, the Receiving Party will take reasonable steps to protect the Confidential Information of the Disclosing Party from unauthorized use or disclosure, which steps will be no less than those the Receiving Party takes to protect its own confidential or proprietary material of a similar nature. The foregoing obligations will apply equally to all copies, extracts and summaries of the Disclosing Party’s Confidential Information. The obligations in this Section 7.1 (Protection of Confidential Information) shall be in full force during the Term and for a period of [***] ([***]) years thereafter.

7.2 Certain Permitted Disclosures.

(a) Disclosure of Confidential Information.

(i) Disclosure to Representatives. Notwithstanding the foregoing and subject to Section 7.2(a)(ii) (Disclosures under Applicable Law), the Receiving Party may disclose Confidential Information of the Disclosing Party to officers, directors, employees, consultants, subcontractors, contractors, or agents of the Receiving Party or its Affiliates or, in the case of BioCryst, its Sublicensees and Distributors, advisory board members and collaboration and financial partners (collectively, “Representatives”) who have a need to know such Confidential Information in connection with the performance of the Receiving Party’s obligations or the exercise of the Receiving Party’s rights under this Agreement; provided that such Representative is bound by a confidentiality agreement with such Receiving Party that contains terms substantially similar to this Article 7 (Confidentiality).

(ii) Disclosures under Applicable Law. Notwithstanding the foregoing, each Party may disclose Confidential Information of the other Party to a Third Party to the extent such disclosure is reasonably necessary to Prosecute and Maintain Patent Rights (consistent with all other limitations set forth in this Agreement), prepare submissions to Regulatory Authorities, prosecute or defend litigation, comply with Applicable Law or submit information to Governmental Authorities (provided that such Third Party, if not a governmental entity, enters into a confidentiality agreement with such Party that contains terms no less restrictive than this Article 7 (Confidentiality)), or to the extent necessary to pursue a legal proceeding pursuant to Section 5.11 (Audit Dispute), Section 9.2(e) (Alternative Remedy) or Section 11.11 (Dispute Resolution) (including a proceeding to enforce or challenge an arbitration award);

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provided, however, that if a Party intends to make any such disclosure of the Disclosing Party’s Confidential Information, to the extent it may legally do so it will give reasonable advance notice to the Disclosing Party of such disclosure to permit the Disclosing Party to use its reasonable endeavors to secure confidential treatment of such Confidential Information prior to disclosure (whether through protective orders or otherwise).

(b) Disclosure of Agreement Terms to Certain Third Parties. The Parties may disclose only the terms or conditions of this Agreement (but not any Confidential Information of the other Party) on a need-to-know basis: (i) to its legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such Party’s activities as expressly permitted by this Agreement; and (ii) to a Third Party in connection with (A) an actual or potential equity investment in or by, or underwriting by, such Third Party, (B) an actual or potential merger, consolidation or similar transaction involving such Third Party, (C) the sale or potential sale of all or substantially all of the assets of the Party or substantially all of the assets related to this Agreement to such Third Party or (D) a potential or actual sublicensee hereunder; provided that such Party will make such disclosure only under appropriate conditions of confidentiality by the Third Party of confidentiality and non-use at least equivalent in scope to those set forth in this Article 7 (Confidentiality).

7.3 Securities Law Filings and Other Disclosures. Notwithstanding any provision of this Agreement to the contrary, either Party may disclose the terms of this Agreement to the extent required, in the advice of such Party’s legal counsel, to comply with Applicable Law, including the rules and regulations promulgated by the SEC, AMF or any equivalent Governmental Authority in any country, or the rules of any stock exchange in which a Party is listed. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 7.3 (Securities Law Filings and Other Disclosures), the Parties will consult with one another on the terms of this Agreement to be redacted in making any such disclosure, with the filing Party giving due consideration to the other Party’s input. Further, if a Party discloses this Agreement or any of the terms hereof in accordance with this Section 7.3 (Securities Law Filings and Other Disclosures), such Party will, at its own expense, maintain as confidential the portions of this Agreement and such other terms as may be reasonably requested by the other Party; provided, however, that the Parties agree that the financial terms in this Agreement must be redacted from any public disclosure except to the extent they have been previously disclosed in a press release or other publication pursuant to the Parties’ mutual agreement.

7.4 Publications. During the Term, BioCryst will have the sole right to publish and make scientific presentations with respect to the Covered Product. BioCryst shall submit all such intended publications or presentations to Clearside at least [***] ([***]) days prior to any submission or other public disclosure. Clearside shall have [***] ([***]) days in which to review such proposed publication or presentation, and BioCryst shall consider Clearside’s comments in good faith with respect to such publication or presentation. Clearside shall have the right to remove any of its Confidential Information prior to submission for publication or presentation. If Clearside fails to notify BioCryst during the [***] ([***]) day period set forth above, BioCryst may proceed with the proposed publication or presentation. Each Party agrees to acknowledge the contributions of the other Party and its employees in all publications as scientifically appropriate.

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7.5 Public Announcements. The Parties will agree upon the content of one (1) or more press releases, the release of which the Parties will coordinate after the Effective Date. Except as may be expressly permitted under Section 7.3 (Securities Law Filings and Other Disclosures), neither Party will make any other public announcement regarding this Agreement without the prior written approval of the other Party. Notwithstanding the foregoing, BioCryst and its Affiliates and its and their Distributors and Sublicensees will have the right to publicly disclose research, development and commercial information (including with respect to regulatory matters) regarding the Covered Product; provided, that such disclosure: (a) does not contain non-public or Confidential Information related to any Clearside Device; and (b) does not contain any claims relating to the use of any Clearside Device in a manner that is contrary to, or would not reasonably be expected have an adverse effect on, any Regulatory Approval held by Clearside related to any Clearside Device. For the sake of clarity, nothing in this Agreement will prevent either Party from making any public disclosure relating to this Agreement or any Clearside Device if the contents of such public disclosure have previously been made public other than through a breach of this Agreement by the issuing Party or its Affiliates.

7.6 Return of Confidential Information. Upon expiration or termination of this Agreement, the Receiving Party will promptly return all of the Disclosing Party’s Confidential Information, including all copies thereof in any medium, except that the Receiving Party may retain one archival copy for its legal files for record keeping purposes only. The Receiving Party will also be permitted to retain such additional copies of or any computer records or files containing the Disclosing Party’s Confidential Information that have been created solely by automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with the Receiving Party’s standard archiving and back-up procedures, but not for any other use or purpose.

Article 8
REPRESENTATIONS AND WARRANTIES

8.1 Mutual Representations and Warranties. Each of Clearside and BioCryst hereby represents and warrants to the other Party that as of the Effective Date:

(a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(b) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite action under the provisions of its charter, bylaws and other organizational documents, and does not require any action or approval by any of its shareholders or other holders of its voting securities or voting interests;

(c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(d) this Agreement has been duly executed and is a legal, valid and binding obligation on each Party, enforceable against such Party in accordance with its terms; and

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(e) the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of or default under any binding obligation existing as of the Effective Date.

8.2 Representations and Warranties of Clearside. Clearside hereby represents and warrants to BioCryst that (i) as of the Effective Date, [***] except as otherwise disclosed to BioCryst in a written disclosure letter:

(a) [***];

(b) [***];

(c) [***];

(d) [***];

(e) [***];

(f) except as expressly set forth [***], the Clearside Technology was not and will not be funded by the U.S. federal government or otherwise subject to any rights of the U.S. federal government under the Bayh-Dole Act;

(g) other than [***], there are no agreements pursuant to which Clearside has been granted any rights in, to or under the Clearside Technology;

(h) [***];

(i) to Clearside’s Knowledge, after consultation with employees of Clearside having responsibility for or involvement in patent matters: (i) Clearside and its Affiliates [***], as applicable, has complied with all applicable disclosure requirements of the United States Patent and Trademark Office or any analogous foreign Governmental Authority, in connection with the Prosecution and Maintenance of the Clearside Patent Rights existing as of the Effective Date; (ii) the pending applications included in Clearside Patents Rights are being diligently Prosecuted and Maintained in the respective patent offices in the Territory in accordance with Applicable Law, and Clearside and its Affiliates [***], as applicable, has presented all relevant references, documents and information of which it and the inventors are aware to the relevant patent examiner at the relevant patent office; and (iii) Clearside and its Affiliates [***], as applicable, has timely paid all filing and renewal fees payable with respect to any such Clearside Patent Rights;

(j) [***];

(k) [***];

(l) to Clearside’s Knowledge, there is no (i) claim, demand, suit, proceeding, arbitration, inquiry, investigation or other legal action of any nature, civil, criminal, regulatory or otherwise, pending or threatened against Clearside or any of its Affiliates that would materially

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alter BioCryst’s rights or Clearside’s obligations hereunder, or (ii) judgment or settlement against or owed by Clearside or any of its Affiliates; in each case in connection with the Clearside Technology or relating to the transactions contemplated by this Agreement;

(m) [***];

(n) all individuals who are current or former officers, employees, agents, advisors, consultants, contractors or other representatives of Clearside or any of its Affiliates who are inventors of any Clearside Technology have executed and delivered to Clearside or the applicable Affiliate a valid and enforceable assignment;

(o) the rights granted to BioCryst by Clearside pursuant to Section 6.6 (Patent Listings) with respect to the Clearside Patent Rights and [***] do not conflict with any rights Clearside has granted any Affiliate or Third Party;

(p) neither Clearside nor any of its Affiliates, nor any of its or their respective officers, employees, or agents, has made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Clearside Devices, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Clearside Devices, or committed an act, made a statement, or failed to make a statement with respect to the Clearside Devices that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in the Territory;

(q) (i) the development of Clearside Technology (other than [***]) has been conducted in compliance in all material respects with all Applicable Law; and (ii) to Clearside’s Knowledge, the development of [***] has been conducted in compliance in all material respects with all Applicable Law; and

(r) neither Clearside nor any of its Affiliates has entered into any definitive agreement or term sheet that would (with respect to a term sheet, if the transactions thereunder are carried out) result in a Change of Control of Clearside.

8.3 Additional Covenants.

(a) Clearside and its Affiliates shall not: (i) license, sell, assign or otherwise transfer Clearside Technology (or agree to do any of the foregoing) in a manner that conflicts with the rights granted to BioCryst hereunder; (ii) incur or permit to exist, with respect to any Clearside Technology, any additional lien, encumbrance, charge, security interest, mortgage, liability, grant of license to Third Parties or other restriction (including in connection with any indebtedness) which conflicts with the rights granted to BioCryst hereunder; or (iii) during the Term, enter into any material agreements or contracts that would be inconsistent with its obligations under this Agreement;

(b) [***];

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(c) Each Party and its Affiliates (and with respect to BioCryst, its Sublicensees and Distributors, and with respect to Clearside, its Existing Suppliers and any other supplier qualified in accordance with this Agreement) shall conduct the Development, Manufacture (if applicable) and Commercialization of the Clearside Devices and Covered Product (as applicable) in accordance with all Applicable Laws, including without limitation current governmental regulations concerning good laboratory practices, good clinical practices and GMP; and

(d) Each Party will maintain as and when necessary the financial and other capabilities reasonably necessary to discharge its obligations under this Agreement.

8.4 Debarment. Each Party represents, warrants, and covenants to the other Party that: (a) it is not debarred, excluded, disqualified, or the subject of disbarment, exclusion or disqualification proceedings under the United States Food, Drug, and Cosmetic Act or comparable laws in any country or jurisdiction other than the United States; and (b) to its knowledge, does not, and will not during the Term knowingly, employ or use, directly or indirectly, including through Affiliates, Sublicensees, Distributors, Existing Suppliers, or any other supplier qualified in accordance with this Agreement, or the services of any person who is debarred, excluded, disqualified, or the subject of disbarment, exclusion, or disqualification proceedings in connection with activities relating to this Agreement. In the event that either Party becomes aware of the debarment, exclusion, or disqualification or threatened debarment, exclusion, or disqualification of any person providing such services, such Party shall promptly notify the other Party in writing and such Party shall cease employing, contracting with, or retaining any such person to perform any such services.

8.5 [***].

8.6 Disclaimer. THE FOREGOING REPRESENTATIONS AND WARRANTIES OF EACH PARTY ARE IN LIEU OF ANY OTHER REPRESENTATIONS AND WARRANTIES RELATED TO ANY SUBJECT MATTER OF THIS AGREEMENT, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

Article 9
TERM AND TERMINATION

9.1 Term. The term of this Agreement will commence upon the Effective Date and, unless sooner terminated as provided in this Article 9 (Term and Termination), will expire: (a) on a country-by-country basis, upon the expiration of the Royalty Term in such country for the Covered Product; or (b) in its entirety upon the expiration of all payment obligations by BioCryst under this Agreement in all countries pursuant to the foregoing sentence. The period from the Effective Date until the date of expiration of this Agreement pursuant to this Section 9.1 (Term) or earlier termination of this Agreement pursuant to Section 9.2 (Termination), is the “Term.” For

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

clarity, the term of any Commercial Supply Agreement, Pharmacovigilance Agreement, or Quality Agreement will be governed by the terms of such agreement and will not be affected by expiration or termination of this Agreement unless otherwise set forth in such Commercial Supply Agreement, Pharmacovigilance Agreement, or Quality Agreement.

9.2 Termination.

(a) Material Breach. In the event that either Party (the “Breaching Party”) is in material breach in the performance of any of its material obligations under this Agreement, in addition to any other right and remedy the other Party (the “Non-Breaching Party”) may have, the Non-Breaching Party may terminate this Agreement in its entirety by providing [***] ([***]) days (the “Notice Period”) prior written notice (the “Termination Notice”) to the Breaching Party and specifying the breach and its claim of right to terminate; provided that: (i) the termination will not become effective at the end of the Notice Period if the Breaching Party cures the breach specified in the Termination Notice during the Notice Period and, provided, further, that, to the extent such breach is curable, the Breaching Party’s cure right will be extended for up to an additional [***] ([***]) days if the Breaching Party commences actions to cure such breach within the Notice Period and thereafter diligently continues such actions; and (ii) if either Party initiates a dispute resolution procedure under Section 11.11 (Dispute Resolution) as permitted under this Agreement within the Notice Period to resolve the dispute for which termination is being sought and is diligently pursuing such procedure, the termination will become effective only if such breach remains uncured for [***] ([***]) days after the resolution of the dispute through such dispute resolution procedure.

(b) Patent Challenge. Unless unenforceable under Applicable Law, Clearside may terminate this Agreement upon written notice to BioCryst if BioCryst, its Affiliates or Sublicensees, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any Clearside Patent Rights in a court or other governmental agency of competent jurisdiction, including a reexamination or opposition proceeding and, with respect to any action commenced by a Sublicensee, (i) such proceeding is not terminated within [***] ([***]) days after BioCryst’s receipt of written notice from Clearside or (ii) BioCryst does not terminate the applicable sublicense within such [***] ([***]) day period.

(c) Termination by BioCryst. BioCryst may terminate this Agreement:

(i) immediately upon written notice to Clearside where, after exercising Commercially Reasonable Efforts, BioCryst in good faith determines that it is not advisable for BioCryst to continue to Develop or Commercialize the Covered Product due to a Material Safety Issue; or

(ii) in its entirety or in part [***], for any or no reason, upon [***] ([***]) days’ prior written notice to Clearside, provided, that, in such event, beginning on the effective date of termination and for a period of two (2) years thereafter, BioCryst shall not initiate any Phase III Clinical Trial in which a BioCryst Compound is administered to the suprachoroidal

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space of the eye through the use of a device other than a Clearside Device in the applicable Terminated Territory.

(d) Termination for Insolvency. In the event that either Party: (i) files for protection under bankruptcy or insolvency laws; (ii) makes an assignment for the benefit of creditors; (iii) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] ([***]) days after such filing; (iv) proposes a written agreement of composition or extension of its debts; (v) proposes or is a party to any dissolution or liquidation; (vi) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within [***] ([***]) days of the filing thereof; or (vii) admits in writing its inability generally to meet its obligations as they fall due in the general course (the events described in subsections (i) though (vii), collectively, “Insolvency Proceedings”), then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

(e) [***].

9.3 Consequences of Termination.

(a) Termination in the Entire Territory. In the event of a termination of this Agreement for the entire Territory for any reason, all rights and licenses granted by either Party hereunder will immediately terminate.

(b) Termination in a Terminated Territory. In the event of a termination of this Agreement in a Terminated Territory (but not in the case of any termination of this Agreement in its entirety), BioCryst will not, and will not permit any of its Affiliates or any of its and their Sublicensees or Distributors to, (A) Exploit the Clearside Devices for use with the Covered Product directly or indirectly or (B) assist another Person to Exploit the Clearside Devices for use with the BioCryst Compound directly or indirectly; in each case ((A) and (B)), to (x) any Person for commercial use in the Terminated Territory or (y) any Person in the Territory that BioCryst knows, or any of its Affiliates or any of its or their Sublicensees or Distributors knows, is likely to Exploit a Clearside Device for use with the Covered Product for commercial use in the Terminated Territory.

(c) Sell-Off; Clinical Studies. Notwithstanding the termination of BioCryst’s licenses and other rights under this Agreement, (A) BioCryst will have the right for [***] ([***]) months after the effective date of such termination to sell or otherwise dispose of all Clearside Devices for use with the Covered Product then in its inventory and any in-progress inventory as though this Agreement had not terminated, and such sale or disposition will not constitute infringement of Clearside’s or its Affiliates’ Patent Rights or other intellectual property or other proprietary rights; provided, that BioCryst will continue to make payments thereon as provided in Section 5.3 (Commercial Milestones) and Section 5.4 (Royalties) (as if this Agreement had not terminated); and (B) solely upon termination of this Agreement by BioCryst because of an uncured Clearside material breach or Clearside Insolvency Proceeding, if there are any clinical studies relating to the Covered Product being conducted at the date of termination, BioCryst shall be

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entitled to continue Developing and, as applicable pursuant to Section 4.2(e) (Supply Failure) or the Commercial Supply Agreement, Manufacturing the Covered Product to the extent and for the period necessary to effect an orderly transfer or wind down of such clinical studies in a timely manner and in accordance with all Applicable Law.

9.4 Remedies. Except as otherwise expressly provided herein, termination of this Agreement in whole or in part in accordance with the provisions hereof will not limit remedies that may otherwise be available in law or equity.

9.5 Survival of Certain Obligations.

(a) Expiration or termination of this Agreement in whole or in part will not relieve the Parties of any rights, obligations, or remedies that accrued before such expiration or termination.

(b) The following provisions will survive expiration or termination of this Agreement: Article 1 (Definitions) (to the extent necessary for interpretation of any surviving provisions), Section 3.2(b) (Recalls, Suspensions or Withdrawals), Section 5.2 (Development and Regulatory Milestone Payments) (solely to the extent of payment obligations that accrued prior to the effective date of termination), Section 5.3 (Commercial Milestones) (solely to the extent of payment obligations that accrued prior to the effective date of termination), Section 5.4 (Royalties), Section 5.5 (Royalty Payments and Reports) through Section 5.9 (Financial Records) (in each case solely to the extent of payment obligations that accrued prior to the effective date of termination), Section 5.10 (Audit), Section 5.11 (Audit Dispute), Section 5.12 (Confidentiality), Section 6.2 (Enforcement and Defense of Patent Rights) (with respect to any action initiated prior to the effective date of expiration or termination), Section 6.3 (Defense of Third Party Claims), Section 6.5 (Ownership of Intellectual Property), Article 7 (Confidentiality), Section 8.6 (Disclaimer), Section 9.2(c)(ii), Section 9.3 (Consequences of Termination) through Section 9.5 (Survival of Certain Obligations), Article 10 (Limitation of Liability, Indemnification and Insurance), and Article 11 (Miscellaneous). For clarity, any other Section that explicitly states it survives expiration or termination of this Agreement will so survive.

(c) If this Agreement is terminated with respect to a Terminated Territory but not in its entirety, then following such termination the foregoing provisions of this Agreement will remain in effect with respect to the Terminated Territory (to the extent they would survive and apply in the event the Agreement expires or is terminated in its entirety or as otherwise necessary for any of BioCryst and its Affiliates and its and their Sublicensees and Distributors to exercise their rights in the Territory) and all provisions not surviving in accordance with the foregoing will terminate upon termination of this Agreement for such Terminated Territory and be of no further force and effect (and for clarity all provisions of this Agreement will remain in effect with respect to all countries in the Territory other than the Terminated Territory).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Article 10
LIMITATION ON LIABILITY, INDEMNIFICATION AND INSURANCE

10.1 No Consequential Damages. EXCEPT WITH RESPECT TO LIABILITY ARISING FROM OR RELATED TO A PARTY’S (A) BREACH OF Article 6 (PATENT MATTERS; OWNERSHIP OF INTELLECTUAL PROPERTY) ARTICLE 7 (CONFIDENTIALITY) OR SECTION 2.6 (EXCLUSIVITY COVENANTS), (B) GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR INTENTIONALLY WRONGFUL ACT (INCLUDING FRAUD AND FRAUDULENT MISREPRESENTATION), OR (C) INDEMNIFICATION OBLIGATIONS UNDER SECTION 10.2 (INDEMNIFICATION BY BIOCRYST) OR SECTION 10.3 (INDEMNIFICATION BY CLEARSIDE), THEN, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL EITHER PARTY OR ITS AFFILIATES BE LIABLE UNDER THIS AGREEMENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING LOSS OF PROFITS OR REVENUE SUFFERED BY EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES OR REPRESENTATIVES.

10.2 Indemnification by BioCryst. BioCryst will indemnify, defend and hold harmless Clearside, its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a “Clearside Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, a “Liability”) that the Clearside Indemnified Party may incur or be required to pay to one or more Third Parties to the extent resulting from or arising out of:

(a) the material breach by BioCryst or its Affiliates or Sublicensees of any of its representations, warranties or covenants set forth in this Agreement;

(b) the gross negligence, recklessness or willful misconduct of any BioCryst Indemnified Party in the conduct of this Agreement; or

(c) the Exploitation by BioCryst or any of its Affiliates or Sublicensees of the Covered Product in the Territory to the extent caused by the BioCryst Compound, including Liability caused by the Exploitation of the Covered Product infringing upon the Intellectual Property rights of a Third Party (to the extent such infringement is caused by the BioCryst Compound);

provided, that such indemnity will not apply to the extent Clearside has an indemnification obligation pursuant to Section 10.3 (Indemnification by Clearside) for such Liability, as to which Liability each Party will indemnify the other to the extent of their respective liability for such Liability.

10.3 Indemnification by Clearside. Clearside will indemnify, defend and hold harmless BioCryst, its Affiliates, Sublicensees, subcontractors, contractors, Distributors and each of its and their respective employees, officers, directors and agents (each, a “BioCryst Indemnified Party”) from and against any and all Liabilities that the BioCryst Indemnified Party

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may incur or be required to pay to one or more Third Parties to the extent resulting from or arising out of:

(a) the material breach by Clearside or its Affiliates or Existing Suppliers or any other supplier qualified in accordance with this Agreement of any of its representations, warranties or covenants set forth in this Agreement;

(b) the gross negligence, recklessness or willful misconduct of any Clearside Indemnified Party in the conduct of this Agreement; or

(c) the Exploitation by BioCryst or any of its Affiliates, Sublicensees or Distributors of the Covered Product in the Territory to the extent caused by the Clearside Devices Manufactured by or on behalf of Clearside, including Liability caused by injury to persons or death caused by the Clearside Devices Manufactured by or on behalf of Clearside;

provided, that such indemnity will not apply to the extent BioCryst has an indemnification obligation pursuant to Section 10.2 (Indemnification by BioCryst) for such Liability, as to which Liability each Party will indemnify the other to the extent of their respective liability for such Liability.

10.4 Procedure.

(a) Notice. Each Party will notify the other Party in writing in the event it becomes aware of a claim for which indemnification may be sought hereunder. In the event that any Third Party asserts a claim or other proceeding with respect to any matter for which a Party (the “Indemnified Party”) is entitled to indemnification hereunder (a “Third Party Claim”), then the Indemnified Party will promptly notify the Party obligated to indemnify the Indemnified Party (the “Indemnifying Party”) thereof; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then only to the extent that) the Indemnifying Party is prejudiced thereby.

(b) Control. The Indemnifying Party will have the right, exercisable by notice to the Indemnified Party within [***] ([***]) Business Days after receipt of notice from the Indemnified Party of the assertion of any Third Party Claim, to participate in and to assume the defense thereof with counsel of its choice, which counsel will be reasonably acceptable to the Indemnified Party; provided that an Indemnified Party will have the right to retain its own counsel at its own expense.

(c) Settlement. The Indemnifying Party will not be liable for any damages with respect to any Third Party Claim that is settled or compromised by the Indemnified Party without the Indemnifying Party’s prior written consent, not to be unreasonably withheld, conditioned or delayed. No offer of settlement, compromise or settlement by the Indemnifying Party will be binding on an Indemnified Party without the Indemnified Party’s prior written consent (not to be unreasonably withheld, conditioned or delayed), unless such settlement or compromise (i) fully

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releases the Indemnified Party without any liability, loss, cost or obligation, and (ii) admits no liability, wrongdoing or other admission against interest on the part of the Indemnified Party.

10.5 Insurance. Each Party will have and maintain, at its sole cost and expense, adequate liability insurance, (including product liability insurance, employers liability, statutory Workers Compensation and contractual liability) to protect against potential liabilities and risk arising out of activities to be performed under this Agreement and any agreement related hereto and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the pharmaceutical industry generally for the activities to be conducted by such Party under this Agreement, but in no event less than [***] Dollars ($[***]) per occurrence for personal injury and [***] Dollars ($[***]) per occurrence for property damage. Such liability insurance program will insure against all types of liability, including personal injury, physical injury or property damage arising out of such Party’s activities hereunder. All insurance coverage required under this Agreement shall be primary to any coverage carried by an Indemnified Party, shall waive all rights of subrogation against any additional insured and shall be placed with insurers whose A.M. Best’s rating is at least [***]. Such liability insurance program will require any insurance carrier to provide the Parties with no less than [***] ([***]) days’ written notice of any change in the terms or coverage of the policy or its cancellation and, if written on a “claims made” basis, either Party will provide coverage for [***] years after termination of this Agreement. This Section 10.5 (Insurance) will not create any limitation on the Parties’ liability under this Agreement. Such insurance information will be kept in confidence in the same manner as any other Confidential Information disclosed by the Parties hereunder.

Article 11
MISCELLANEOUS

11.1 Assignment. The rights arising under this Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed; provided, however, that either Party may assign such rights without the consent of the other Party (a) to any of its Affiliates; or (b) to any Person acquiring all or substantially all of its assets or business to which this Agreement relates, whether by merger, sale of assets, operation of law or otherwise. In all cases, the assigning Party will provide the other Party with prompt written notice of any such assignment. No assignment of rights under this Agreement will act as a novation. Any assignment not in accordance with this Section 11.1 (Assignment) will be null and void.

11.2 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Clearside are and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that BioCryst, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Clearside under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, BioCryst will

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be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in BioCryst’s possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon BioCryst’s written request therefor, unless Clearside elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of Clearside upon written request therefor by BioCryst.

11.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

11.4 Force Majeure. Any delay in performance by any Party under this Agreement will not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, potentially including but not limited to acts of God, embargoes, governmental restrictions, strikes (but not strikes of the delayed Party) or other concerted acts of workers, fire, flood, earthquakes, explosions, riots, wars, civil disorder, rebellion or sabotage. The Party suffering such occurrence will immediately notify the other Party, and any time for performance hereunder will be extended by the actual time of delay caused by the occurrence.

11.5 Notices. All communications required to be made under this Agreement will be sent to the addresses set out below, or to such other addresses as may be designated by one Party to the other by notice pursuant hereto, by (a) internationally recognized overnight courier which notice shall be effective the next Business Day; (b) prepaid registered or certified US mail, return receipt requested, which notice shall be effective seven (7) days of deposit; or (c) email, which notice shall be effective on the next Business Day, provided such notice is followed by either of the notice methods set forth in subclauses (a) and (b).

All correspondence to BioCryst will be addressed as follows:

BioCryst Pharmaceuticals, Inc. 4505 Emperor Blvd. Suite 200 Durham, NC 27703 Attention: Chief Legal Officer
with copies to:
BioCryst Pharmaceuticals, Inc. 4505 Emperor Blvd. Suite 200 Durham, NC 27703 Attention: Chief Business Development Officer

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Freshfields Bruckhaus Deringer 700 13th St. NW Washington, DC 20005 Attention: [***] Email: [***]
All correspondence to Clearside will be addressed as follows:
Clearside Biomedical, Inc. 900 North Point Parkway, Suite 200 Alpharetta, GA 30005 Attention: CEO
with a copy to:
Cooley LLP 11951 Freedom Drive, Suite 1400 Reston, VA 20194 Email: [***]

11.6 Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

11.7 Waiver. No waiver by either Party hereto of any breach or default hereunder will be deemed a waiver as to any subsequent or similar breach or default. The failure of any Party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

11.8 Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause or portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.

11.9 Headings. The headings herein are for convenience purposes only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.

11.10 Governing Law. This Agreement will be governed by the laws of the State of New York, U.S.A., without regard to its choice of law principles, provided, that the United Nations Convention on Contracts for the International Sale of Goods will not apply.

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11.11 Dispute Resolution. Except as provided in Section 5.11 (Audit Dispute) and Section 9.2(e) (Alternative Remedy in Lieu of Termination), any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including with respect to its formation, interpretation, applicability, breach, termination, validity or enforceability thereof will be referred to the CEO of Clearside and the CEO of BioCryst (or their respective designee who has the authority to make decisions on behalf of such Party) who will negotiate in good faith to resolve the dispute. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party. If any dispute is not resolved by these individuals (or their designees) within [***] ([***]) days after written notice of the dispute, or such longer period as they may mutually agree, either Party may refer the dispute to arbitration in accordance with this Section 11.11 (Dispute Resolution).

Any arbitration under this Agreement shall be conducted by three arbitrators and administered by the American Arbitration Associations (the “AAA”) in accordance with its Commercial Arbitration Rules (“Rules”) in effect at the time, except as they may be modified herein or by agreement of the Parties. The claimant shall nominate an arbitrator in its demand for arbitration. The respondent shall nominate an arbitrator within [***] days of the receipt of the demand for arbitration. The two arbitrators nominated by the parties shall nominate a third arbitrator within [***] days after the nomination of the later-nominated arbitrator. The third arbitrator shall act as chair of the tribunal. If any of the three arbitrators are not nominated within the time prescribed above, then the AAA shall appoint the arbitrator(s) in accordance with its Rules. The seat of arbitration shall be New York, New York. The award rendered by the arbitral tribunal shall be final and binding upon the Parties, and may be enforced as an arbitral award and entered as a judgment in any court of competent jurisdiction.

The Parties agree that any dispute under the Agreement shall be kept confidential. The existence of the dispute and any arbitration, any non-public information provided in an arbitration, and any submissions, orders or awards made in an arbitration (together, the “Confidential Dispute Information”) shall not be disclosed to any non-party except the tribunal, the AAA, their counsel, experts, witnesses, accountants and auditors, insurers and reinsurers, and any other person necessary to the conduct of the dispute. Notwithstanding the foregoing, a party may disclose Confidential Dispute Information to the extent that disclosure may be required to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings. The provisions of this Section 11.11 (Dispute Resolution) will survive the termination or expiration of this Agreement.

11.12 Compliance with Laws. Each Party will, and will ensure that its Affiliates will, comply with all Applicable Law in exercising its rights and fulfilling its obligations under this Agreement. No Party will, or will be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Law.

11.13 Entire Agreement. This Agreement, including any Exhibits hereto and thereto, constitute and contain the complete, final and exclusive understanding and agreement of the Parties and cancel and supersede any and all prior negotiations, correspondence, understandings and

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agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof, including the Confidentiality Agreement, the Material Transfer Agreement, and the Technology Access Agreement, which are hereby terminated effective as of the Effective Date.

11.14 Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing herein contained will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

11.15 Cumulative Rights. The rights, powers and remedies hereunder will be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the Parties. All of such rights, powers and remedies will be cumulative, and may be exercised successively or cumulatively.

11.16 Counterparts. This Agreement may be executed in two (2) counterparts, each of which will be an original and both of which will constitute together the same document. Counterparts may be signed and delivered by facsimile or PDF file, each of which will be binding when received by the applicable Party. Electronically scanned signatures shall have the same effect as their originals.

11.17 Interpretation. Unless the context of this Agreement otherwise requires: (a) words of one gender include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby,” and other similar words refer to this entire Agreement; (d) the words “include”, “includes”, and “including” when used in this Agreement will be deemed to be followed by the words “without limitation”, unless otherwise specified; (e) the terms “Article” and “Section” refer to the specified Article and Section of this Agreement; and (f) the word “withheld” in the phrases “withheld unreasonably” or “unreasonably withheld” and other forms of such words, will be deemed to be followed by the words “conditioned or delayed,” (g) the word “or” is used in the inclusive sense (and/or); and (h) references to any specific law, rule, or regulation, or article, section, or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule, or regulation thereof.

11.18 Expenses. Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incurred in connection with the negotiation, preparation, execution, delivery, and performance of this Agreement.

11.19 No Third Party Rights or Obligations. Notwithstanding a Clearside Indemnified Party or a BioCryst Indemnified Party’s right to indemnification under Section 10.2 (Indemnification by BioCryst) and Section 10.3 (Indemnification by Clearside) (which, for clarity, must be exercised through a Party and may not be exercised directly by such Persons), no provision

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a Party to this Agreement. However, either Party may decide, in its sole discretion, to use one or more of its Affiliates to perform its obligations and duties hereunder, provided that such deciding Party will remain liable hereunder for the performance by any such Affiliates of any such obligations.

[Signature page follows.]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

BIOCRYST PHARMACEUTICALS, INC. By: /s/ Alane Barnes Name: Alane Barnes Title: CLO	CLEARSIDE BIOMEDICAL, INC. By: /s/ George Lasezkay Name: George Lasezkay Title: President and CEO

[Signature Page to License Agreement]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 1.27

CLEARSIDE PATENT RIGHTS

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 1.58

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 4.2

CLEARSIDE DEVICE SPECIFICATIONS

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